                                                                   EXHIBIT 4.4



                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                             MOLL INDUSTRIES, INC.,

                                  as Borrower,

                                       and

                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                                       and

                               NATIONSBANK, N.A.,

                                    as Agent

                            DATED AS OF JUNE 26, 1998

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS AND ACCOUNTING TERMS...................................1
         1.1 Definitions......................................................1
         1.2 Computation of Time Periods and Other Definitional Provisions...29
         1.3 Accounting Terms................................................29
SECTION 2  CREDIT FACILITIES.................................................30
         2.1 Revolving Loans.................................................30
         2.2 Letter of Credit Subfacility....................................31
         2.3 Foreign Currency Loan Subfacility...............................36
         2.4 Continuations and Conversions...................................37
         2.6 General.........................................................38
SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT......39
         3.1 Interest........................................................39
         3.2 Place and Manner of Payments....................................39
         3.3 Prepayments.....................................................41
         3.5 Fees............................................................42
         3.6 Payment in full at Maturity.....................................43
         3.7 Computations of Interest and Fees...............................43
         3.8 Pro Rata Treatment..............................................44
         3.9 Allocation of Payments After Event of Default...................45
         3.10 Sharing of Payments............................................46
         3.11 Capital Adequacy...............................................47
         3.12 Inability To Determine Interest Rate; Unavailability of Funds..47
         3.14 Requirements of Law............................................49
         3.15 Taxes..........................................................50
         3.16 Indemnity......................................................52
         3.17 European Monetary Union........................................53
SECTION 4  GUARANTY..........................................................54
         4.1 Guaranty of Payment.............................................54
         4.2 Obligations Unconditional.......................................54
         4.3 Modifications...................................................55
         4.4 Waiver of Rights................................................55
         4.5 Reinstatement...................................................56
         4.6 Remedies........................................................56
         4.7 Limitation of Guaranty..........................................56
         4.8 Rights of Contribution..........................................57
SECTION 5  CONDITIONS PRECEDENT..............................................57
         5.1 Closing Conditions..............................................57
         5.2 Conditions to All Extensions of Credit..........................61
SECTION 6....................................................................62
REPRESENTATIONS AND WARRANTIES...............................................62
         6.1 Financial Condition.............................................62

         6.2 No Material Change..............................................64
         6.3 Organization and Good Standing..................................64
         6.4 Due Authorization...............................................64
         6.5 No Conflicts....................................................65
         6.6 Consents........................................................65
         6.7 Enforceable Obligations.........................................65
         6.8 No Default......................................................65
         6.9 Ownership.......................................................65
         6.10 Indebtedness...................................................66
         6.11 Litigation.....................................................66
         6.12 Taxes..........................................................66
         6.13 Compliance with Law............................................66
         6.14 ERISA..........................................................66
         6.15 Subsidiaries...................................................67
         6.16 Use of Proceeds; Margin Stock..................................68
         6.17 Government Regulation..........................................68
         6.18 Environmental Matters..........................................68
         6.19 Intellectual Property..........................................69
         6.20 Solvency.......................................................70
         6.21 Investments....................................................70
         6.22 Location of Collateral.........................................70
         6.23 Disclosure.....................................................70
         6.24 Licenses, etc..................................................70
         6.25 No Burdensome Restrictions.....................................70
         6.26 Labor Matters..................................................71
         6.27 Nature of Business.............................................71
SECTION 7  AFFIRMATIVE COVENANTS.............................................71
         7.1 Information Covenants...........................................71
         7.2 Preservation of Existence and Franchises........................74
         7.3 Books and Records...............................................74
         7.4 Compliance with Law.............................................74
         7.5 Payment of Taxes and Other Indebtedness.........................74
         7.6 Insurance.......................................................75
         7.7 Maintenance of property.........................................75
         7.8 Performance of Obligations......................................75
         7.9 Collateral......................................................75
         7.10 Use of Proceeds................................................76
         7.11 Audits/Inspections.............................................76
         7.12 Financial Covenants............................................77
         7.13 Additional Credit Parties; Additional Collateral...............78
SECTION 8....................................................................78
NEGATIVE COVENANTS...........................................................78
         8.1 Indebtedness....................................................78
         8.2 Liens...........................................................80

         8.3 Nature of Business..............................................80
         8.4 Consolidation and Merger........................................80
         8.5 Asset Dispositions..............................................81
         8.6 Investments.....................................................81
         8.7 Restricted Payments.............................................81
         8.8 Transactions with Affiliates....................................82
         8.9 Restrictions on the Parent; Ownership of Subsidiaries...........82
         8.10 Fiscal Year; Organizational Documents..........................83
         8.11 Prepayment or Modification of Indebtedness.....................83
         8.12 Limitations....................................................83
         8.13 Sale Leasebacks................................................84
         8.14 Capital Expenditures...........................................84
         8.15 No Further Negative Pledges....................................84
         8.16 Operating Lease Obligations....................................85
         8.17 Mexican Operations.............................................85
SECTION 9  EVENTS OF DEFAULT.................................................85
         9.1 Events of Default...............................................85
         9.2 Acceleration; Remedies..........................................87
SECTION 10  AGENCY PROVISIONS................................................88
         10.1 Appointment....................................................88
         10.2 Delegation of Duties...........................................89
         10.3 Exculpatory Provisions.........................................89
         10.4 Reliance on Communications.....................................90
         10.5 Notice of Default..............................................90
         10.6 Non-Reliance on Agent and Other Lenders........................90
         10.7 Indemnification................................................91
         10.8 Agent in Its Individual Capacity...............................91
         10.9 Successor Agent................................................91
SECTION 11  MISCELLANEOUS....................................................92
         11.1 Notices........................................................92
         11.2 Right of Set-Off...............................................92
         11.3 Benefit of Agreement...........................................93
         11.4 No Waiver; Remedies Cumulative.................................95
         11.5 Payment of Expenses; Indemnification...........................95
         11.6 Amendments, Waivers and Consents...............................96
         11.7 Counterparts...................................................97
         11.8 Pleadings......................................................97
         11.9 Defaulting Lender..............................................98
         11.10 Survival of Indemnification and Representations and
               Warranties....................................................98
         11.11 Governing Law; Venue..........................................98
         11.12 Waiver of Jury Trial..........................................99
         11.13 Time..........................................................99
         11.14 Severability..................................................99
         11.15 Entirety......................................................99

         11.16 Binding Effect; Termination of this Credit Agreement..........99
         11.17 Confidentiality..............................................100
         11.18 Judgment Currency............................................100

SCHEDULES

Schedule 1.1A              Commitment Percentages
Schedule 1.1B              Existing Letters of Credit
Schedule 1.1C              Calculation of MLA Cost
Schedule 1.1D              Existing Investments

Schedule 1.1E-1            Existing Liens (excluding Gemini)

Schedule 1.1E-2            Existing Liens (Gemini)

Schedule 5.1(d)(i)         Form of Opinion of Choate, Hall & Stewart

Schedule 5.1(d)(ii)        Form of Opinion of Skadden, Arps, Slate, Meagher &
                           Flom LLP (U.S.) Schedule 5.1(d)(iii) Form of Opinion
                           of Skadden, Arps, Slate, Meagher & Flom LLP (France)
                           Schedule 5.1(d)(iv) Form of Opinion of Gunster,
                           Yoakley, Valdes-Fauli & Stewart, P.A. Schedule 6.5
                           Conflicts with Other Agreements

Schedule 6.6               Consents, Approvals and Authorizations

Schedule 6.10-1            Existing Indebtedness (excluding Gemini)

Schedule 6.10-2            Existing Indebtedness (Gemini)

Schedule 6.11              Litigation

Schedule 6.12              Taxes

Schedule 6.15              Existing Subsidiaries

Schedule 6.18              Environmental Matters

Schedule 6.22(a)           Personal Property Locations

Schedule 6.22(b)           Chief Executive Offices

Schedule 6.26              Labor Matters

Schedule 7.6               Existing Insurance Coverage

Schedule 11.1              Addresses for Notice

EXHIBITS

Exhibit 1.1A               Form of Notice of Borrowing
Exhibit 1.1B               Form of Security Agreement
Exhibit 2.1(d)             Form of Revolving Note
Exhibit 2.3(d)             Form of Foreign Currency Note
Exhibit 2.4                Form of Notice of Continuation/Conversion
Exhibit 7.1(c)             Form of Officer's Certificate
Exhibit 7.1(d)             Form of Borrowing Base Report
Exhibit 7.13               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 26, 1998 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), amends and restates that certain Credit Agreement dated as of April 2, 1997 by and between Anchor Advanced Products, Inc. and NationsBank, N.A., as agent and as sole lender, and is by and among MOLL INDUSTRIES, INC. (f/k/a Anchor Advanced Products, Inc.), a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein) and NATIONSBANK, N.A., as Agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders provide a $50,000,000 revolving credit facility with a sublimit of $10,000,000 for letters of credit to the Borrower; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Acquired Debt" means, with respect to any Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

                  "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means NationsBank, N.A., NC-001-15-04, Independence Center, 15th Floor, 101 North Tryon Street, Charlotte 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Agent's Fee Letter" means that certain letter agreement, dated as of the Closing Date, between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

                  "Anchor" means Anchor Advanced Products, Inc., a Delaware corporation.

                  "Applicable Percentage" means for the Loans, Standby Letter of Credit Fee and Commitment Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

===============================================================================================================================
                                       Applicable       Applicable          Applicable         Applicable
                                      Percentage For   Percentage For      Percentage For     Percentage For     Applicable
  Pricing            Leverage          Eurodollar        Base Rate      Standby Letter of    Trade Letter of   Percentage For
   Level              Ratio               Loans            Loans            Credit Fee         Credit Fee       Commitment Fees
-------------   -------------------   --------------   --------------   ------------------   ---------------   ----------------
     I          > or = 4.25 to 1.00       2.25%             1.25%             2.25%               1.125%            0.50%

-------------   -------------------   --------------   --------------   ------------------   ---------------   ----------------
     II         <4.25 to 1.00 but         2.00%             1.00%             2.00%                1.00%            0.425%
                > or = 3.50 to 1.00
-------------   -------------------   --------------   --------------   ------------------   ---------------   ----------------

    III         <3.50 to 1.00 but         1.75%             0.75%             1.75%               0.875%            0.375%
                > or = 3.00 to 1.00
-------------   -------------------   --------------   --------------   ------------------   ---------------   ----------------
     IV         < 3.00 to 1.00            1.50%             0.50%             1.50%                0.75%            0.375%
===============================================================================================================================

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c); provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on September 30, 1998, on and after which time the Applicable Percentages shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date; and (ii) if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Calculation Date. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                  "Application Period" shall have the meaning assigned to such term in Section 8.5.

                  "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall include any "Asset Sale" under and as defined in the Senior Note Indenture or the Subordinated
         Note Indenture.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Available Foreign Currency" means (i) Pounds Sterling, French Francs and Deutsche Marks and (ii) to the extent available to all of the Lenders (as reasonably determined from time to time by the Agent), Pesos and Escudos.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Borrowing Base" means, as of any day, the sum of (i) 85% of Eligible Receivables, (ii) 50% of Eligible Inventory which is not work-in-process inventory and (iii) the lesser of (A) $5,000,000 and
         (B) 25% of Eligible Inventory which is work-in-process inventory, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of
         Section 7.1(d);

         provided, however, that subject to the further requirements of clause
         (vi) of the definition of "Eligible Receivables" set forth in this
         Section 1.1, Receivables owing by an account debtor located outside of the United States shall not at any time constitute more than 20% of the Borrowing Base.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that (i) when used in connection with Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market and (ii) when used in connection with a Foreign Currency Loan, such day shall also be a day on which dealings in the applicable Available Foreign Currency are being carried on between banks in the interbank eurocurrency market with respect to such Available Foreign Currency.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Expenditures" means all expenditures of the Consolidated Parties which, in accordance with GAAP, would be classified as capital expenditures.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations" means, with respect to any Person as of any date, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person as of such date in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and
         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the applicable Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions
         (a) through (d).

                  "Cash Taxes" means, with respect to any Person for any period, the aggregate of all taxes of such Person, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

                  "Change of Control" means the occurrence of any of the following:

                           (i) the failure of Holdings to own all of the Capital
                  Stock of the Parent;

                           (ii) the failure of the Parent to own all of the
                  Capital Stock of the Borrower;

                           (iii) (a) any transaction (including a merger or
                  consolidation) the result of which is that any "person" or "group" (each within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all Capital Stock of the Borrower, the Parent, Holdings or a successor entity normally entitled to vote in the election of directors, managers or trustees, as applicable, calculated on a fully diluted basis, and (b) as a result of the consummation of such transaction, any "person" or "group" (each as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of the Borrower, the Parent or Holdings than is at the time "beneficially owned" (as defined above) by the Principals;

                           (iv) the first day on which a majority of the members
                  of the Borrower's, the Parent's or Holding's board of directors are not Continuing Directors; or

                           (v) the sale, lease, transfer, conveyance or other
                  disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)3 of the Exchange Act) other than the Principals or their Related Parties.

         For purposes of this definition, any transfer of any Capital Stock in a Person that was formed for the purpose of acquiring voting stock of Holdings shall be deemed to be a transfer of such percentage of such voting stock as corresponds to the percentage of the equity of such Person that has been so transferred.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                  "Collateral Documents" means the the Security Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the Collateral, including without limitation, UCC financing statements and trademark filings.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to make Foreign Currency Loans in accordance with the provisions of Section 2.3(a) and (iii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

                  "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.5(a).

                  "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage on Schedule 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Consolidated EBITDA" means, for any period, with respect to the Consolidated

         Parties on a consolidated basis, the sum of (i) Consolidated Net Income for such period (excluding the effect of (a) any extraordinary or other non-recurring gains or losses outside of the ordinary course of business and (b) any non-recurring charges, non-cash charges or documented cash charges, in each case deducted in determining Consolidated Net Income for such period and related to the issuance of the Senior Notes or the Subordinated Notes) plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Interest Expense, (B) total Federal, state, foreign or other income taxes and (C) depreciation and amortization expense and any other non-cash charges deducted in determining Consolidated Net Income for such period, all as determined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Parties" means the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

                  "Consolidated Net Worth" means, at any time, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "Consolidated Total Assets" means, at any time, total assets of the Consolidated Parties on a consolidated basis at such time, as determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the board of directors of Holdings who (i) was a member of such board of directors on the Closing Date after giving effect to the Transaction or (ii) was nominated for election or elected to such board of directors with the approval of either (a) a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (b) a majority in interest of the Principals. For purposes of the foregoing, a "majority in interest of the Principals" shall mean at any time any group of Principals who beneficially own in the aggregate more than 50% of the Capital Stock of Holdings held by all of the Principals at such time.

                  "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Parties" means the Borrower and the Guarantors, and "Credit Party" means any one of them.

                  "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all Hedging Obligations owing from a Credit Party to any Lender, or any Affiliate of a Lender.

                  "Credit Suisse First Boston Facility" means the credit facility in favor of Moll pursuant to that certain Credit Agreement dated as of January 8, 1998, as amended from time to time thereafter, by and among Moll, certain Subsidiaries of Moll, the lenders party thereto and Credit Suisse First Boston, as collateral agent, administrative agent and issuing bank.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

                  "Designated Subsidiary" means, at any time, any direct or indirect Subsidiary of the Borrower having at such time any outstanding Guaranty Obligations in respect of any Funded Indebtedness of the Borrower other than the Indebtedness arising under the Senior Note Indenture and the Senior Notes.

                  "Determination Date" means each of:

                           (a) the date three Business Days prior to the date
                  that any Foreign Currency Loan is made;

                           (b) the date three Business Days prior to the date
                  that any Foreign Currency Loan is continued from the current Interest Period for such Foreign Currency Loan into a subsequent Interest Period;

                           (c) the last Business Day of each March, June,
                  September and December; and

                           (d) the date of any reduction of the Revolving
                  Committed Amount pursuant to the terms of Section 3.5.

                  "Deutsche Marks" means the lawful currency of the Federal Republic of Germany.

                  "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Available Foreign Currency or an amount denominated in such Available Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Credit Agreement.

                  "Dollar Equivalent" means, on any date, with respect to an amount denominated in an Available Foreign Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Foreign Currency at its spot rate of exchange applicable to the relevant transaction at or about 11:00 a.m., London, England time, on such date.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

                  "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials, work-in-process and finished goods inventory owned by the Borrower or any of its Domestic Subsidiaries other than Moll Industries, LLC and Moll Plastics, LLC less appropriate reserves determined in accordance with GAAP but excluding in any event (i) inventory which is (a) not subject to a perfected, first priority Lien in favor for the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods,
         (iii) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States other than (subject to the requirements of Section 7.9(b)) inventory of the Borrower located for less than 90 days at a manufacturing facility operated by the Borrower or the Mexican Subsidiary in Mexico, (v) at any time after August 31, 1998, inventory located at a leased location with respect to which the Agent shall not have received a landlord's waiver satisfactory to the Agent and (vi) inventory which is leased or on consignment.

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower or any of its Domestic Subsidiaries other than Moll Industries, LLC and Moll Plastics, LLC, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor for the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 90 days past due (net of reserves for bad debts in connection with any such Receivables), (iii) any Receivable not otherwise excluded by clause (ii) above if more than 50% of the total Receivables owing from the applicable account debtor are then excluded by such clause (ii),
         (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables owing by an account debtor located outside of the United States unless (a) such account debtor is, or is a Foreign Subsidiary of, a Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent, (vii) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment (including without limitation pursuant to any netting arrangement with an account debtor that is also a creditor of any Consolidated Party, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (viii) Receivables for which any direct or indirect Subsidiary or any Affiliate of the Borrower is the account debtor and (ix) Receivables in excess of $250,000 in aggregate amount representing a sale to the government of the United States of America or any subdivision thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law.

                  "Eligible Reinvestment" means (i) an acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) of Eligible Assets and (ii) a Permitted Acquisition. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" under the documentation for the Senior Note Indenture and the Subordinated Note Indenture.

                  "Environmental Claim" means any written notice, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising

         (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to human health or safety, natural resources, or the environment.

                  "Environmental Laws" means any and all valid and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or other governmental restrictions protecting the environment or relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

                  "Equity Issuance" means any issuance by any Consolidated Party to any Person other than a Credit Party, a Principal or a Related Party of a Principal of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
         (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section

         302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Escudos" means the lawful currency of the Portugal.

                  "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate     =            Interbank Offered Rate
                                            ---------------------------------
                                            1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Asset Disposition" means (i) any Asset Disposition consisting of a sale, transfer or other disposition of inventory by a Consolidated Party in the ordinary course of such Person's business,
         (ii) any Asset Disposition by any Consolidated Party to any Credit Party other than the Parent if (a) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such Asset Disposition and (b) after giving effect such Asset Disposition, no Default or Event of Default exists, (iii) any Asset Disposition by any Consolidated Party which is not a Credit Party to any other Consolidated Party which is not a Credit

         Party if after giving effect such Asset Disposition, no Default or Event of Default exists, (iv) in addition to Asset Dispositions of the types referred in clauses (i), (ii) and (iii), other Asset Dispositions provided that the Net Cash Proceeds of all such other Asset Dispositions by all of the Consolidated Parties during any fiscal year of the Borrower does not exceed $500,000 and (v) in addition to Asset Dispositions of the types referred in clauses (i), (ii), (iii) and
         (iv), other Asset Dispositions provided that the Net Cash Proceeds of all such other Asset Dispositions by all of the Consolidated Parties after the Closing Date does not exceed 10% of Consolidated Total Assets.

                  "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, executive vice president, chief financial officer or treasurer or such Person.

                  "Exempt Affiliate Transactions" means (a) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of any Consolidated Party in the ordinary course of business, (b) any employment agreement that is in effect on the Closing Date and any such agreement entered into by any Consolidated Party after the Closing Date in the ordinary course of business of such Consolidated Party, (c) payments by the Consolidated Parties to Galt Industries, Inc. of (i) management fees of up to $200,000 annually and
         (ii) reasonable expenses from time to time of Galt Industries, Inc.,
         (d) the lease of real property in Paderborn, Germany between Hanning Kunstoffe GmbH & Co. and G & R Grundverwaltung GmbH, (e) transactions between or among any Credit Parties (including without limitation advances of working capital and transfers of cash and assets to any Credit Party) and (f) transactions between or among any Consolidated Parties which are not Credit Parties.

                  "Existing Anchor Credit Agreement" means that certain Credit Agreement dated as of April 2, 1997 by and among Anchor Advanced Products, Inc., Anchor Holdings, Inc. and NationsBank, as sole lender and as agent, as amended, modified, restated or supplemented from time to time

                  "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1B.

                  "Extension of Credit" means, as to any Lender, the making of a Loan or the purchase of a Participation Interest by such Lender.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Foreign Currency Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of any applicable Available Foreign Currency into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange applicable to the relevant transaction at or about 11:00 a.m., London, England time, on such date.

                  "Foreign Currency Loans" shall have the meaning assigned to such term in Section 2.3(a).

                  "Foreign Currency Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.3(d) and evidencing the Foreign Currency Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Foreign Subsidiary", of any Person, means any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                  "French Francs" means the lawful currency of the Republic of France.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i) and
         (n) of the definition of "Indebtedness" set forth in this Section 1.1,
         (b) all Funded Indebtedness of others of the type referred to in clause
         (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Gemini" means Gemini Plastic Services, Inc., a Florida corporation.

                  "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means a collective reference to the Parent and each Subsidiary Guarantor.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hazardous Materials" means any substance, material or waste regulated in or under any Environmental Laws.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and foreign currency exchange agreement and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates and entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes.

                  "Holdings" means AMM Holdings, Inc., a Delaware corporation.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, on or before the Maturity Date, (l) the principal portion of all obligations of such Person under Synthetic Leases and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. The term "Indebtedness" shall not include trade payables or accrued expenses, in either case arising in the ordinary course of business.

                  "Initial Public Offering" means a public offering of common equity of the Parent (or in the case of a merger or consolidation between the Parent and the Borrower in connection with such public offering, then of the continuing or surviving corporation of such merger or consolidation).

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to (i) the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (ii) with respect to any Foreign Currency Loan, for the Interest Period applicable thereto, the sum of (a) the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in the relevant Available Foreign Currency (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Telerate Page 3750 (or any successor or equivalent page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Telerate Page 3750 (or any successor or equivalent page), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) plus
         (b) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. If for any reason the foregoing rates are unavailable from the Telerate service, then the Interbank Offered Rate shall be a market rate for the applicable Loan for the applicable Interest Period as determined by the Agent plus, in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost.

                  "Interest Expense" means, for any period, with respect to the Consolidated Parties on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

                  "Interest Coverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) Consolidated EBITDA for such period to (b) cash Interest Expense for such period.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and, in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Interim Foreign Currency Rate" means, for any day, with respect to any Foreign Currency Loan, a rate per annum equal to the sum of (i) the average rate at which overnight deposits in the applicable Available Foreign Currency and approximately equal in principal amount to the applicable Foreign Currency Loan are obtainable by the Agent on such day in the interbank market, adjusted to reflect any direct or indirect costs of obtaining such deposits plus (ii) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. The Interim Foreign Currency Rate shall be determined for each day by the Agent and such determination shall be conclusive absent manifest error.

                  "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

                  "Issuing Lender" means NationsBank.

                  "Issuing Lender Fees" has the meaning set forth in Section 3.5(b)(iii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13, executed and delivered by a new Subsidiary Guarantor in accordance with the provisions of Section 7.13.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means (i) a Letter of Credit issued for the account of the Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2 and (ii) any Existing Letter of Credit, as such Letter of Credit or Existing Letter of Credit may be amended, modified, extended, renewed or replaced.

                  "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Funded Indebtedness (net of cash and Cash Equivalents) of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Foreign Currency Loans (or any Foreign Currency Loan referred to as a Eurodollar Loan), individually or collectively, as appropriate.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the operations, financial condition, business or prospects of the Consolidated Parties taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform their obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                  "Material Foreign Subsidiary" means, at any time, any direct Foreign Subsidiary of the Borrower or any of its Domestic Subsidiaries having (i) 5% or more of Consolidated Total Assets at such time or (ii) 5% or more of Consolidated EBITDA for the most recently ended four fiscal quarters.

                  "Maturity Date" means June 30, 2003.

                  "Mexican Subsidiary" means Cepillos de Matamoros, a direct Subsidiary of the Parent organized and existing under the laws of Mexico.

                  "MLA Cost" means an addition to the interest rate on any Foreign Currency Loan denominated in Pounds Sterling made by any Lender to compensate such Lender for the cost imputed to such Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Foreign Currency Loan denominated in Pounds Sterling, expressed as a rate per annum and as determined in accordance with Schedule 1.1C.

                  "Moll" means Moll PlastiCrafters Limited Partnership, a Delaware limited partnership.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which any Consolidated Party and at least one employer other than the Consolidated Parties are contributing sponsors.

                  "NationsBank" means NationsBank, N. A. and its successors.

                  "Net Cash Proceeds" means the aggregate cash proceeds (including, without limitation, cash payments on non-cash consideration and any cash received upon the sale or other disposition of any non-cash consideration) received by any Consolidated Party in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by a Consolidated Party in any Asset Disposition. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts defined as "Net Proceeds" of such transaction under the Senior Note Indenture and the Subordinated Note Indenture.

                  "Non-Excluded Taxes" has the meaning set forth in Section
         3.15.

                  "Note" means any Revolving Note or any Foreign Currency Note, as the context may require.

                  "Notice of Borrowing" means a request by the Borrower for a Loan in the form of Exhibit 1.1A.

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.4.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Parent" means Anchor Holdings, Inc., a Delaware corporation, together with any permitted successors and assigns.

                  "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.10.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Acquisition" means (i) the acquisition by the Borrower of all of the Capital Stock of Gemini pursuant to the Purchase Agreement or (ii) any other Acquisition by the Borrower or any Subsidiary of the Borrower for consideration no greater than the fair market value of the Capital Stock or Property acquired, provided that
         (A) the Capital Stock or Property acquired in such Acquisition constitute Eligible Assets, (B) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.9 and/or Section 7.13, (C) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (D) the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that (1) upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the covenants set forth in Sections 7.12 and (2) the Person or Property acquired in such Acquisition shall have positive net income (excluding the effect of extraordinary or other non-recurring gains or losses outside of the ordinary course of business) before interest expense, income taxes, depreciation and amortization (as determined in accordance with GAAP) for the 12 calendar month period immediately preceding such Acquisition, (E) after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Revolving Committed Amount and the Borrowing Base, (F) the aggregate consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness), but excluding consideration consisting of any Capital Stock of the Borrower) for such Acquisition shall not exceed $50,000,000 and (G) the aggregate consideration (including cash and non-cash consideration and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness), but excluding consideration consisting of any Capital Stock of the Borrower) for all such Acquisitions occurring after the Closing Date shall not exceed $75,000,000.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Consolidated Party, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments existing as of the Closing Date and set forth in Schedule 1.1D, (e) additional Investments in any Credit Party other than the Parent, (f) subject to the terms of Section 7.13 and Section 8.9, (i) additional Investments in Anchor Advanced Products Foreign Sales Corp.,
         (ii) additional Investments in any Subsidiary of the Borrower to finance the working capital and general corporate needs of such Person and (iii) additional Investments in any Subsidiary of the

         Borrower to finance a Permitted Acquisition by such Person, provided that (A) the aggregate amount of all Investments in Anchor Advanced Products Foreign Sales Corp. pursuant to subclause (ii) shall not exceed $2,000,000 at any time outstanding (excluding any such Investments referred to in subsection (d) above) and (B) the aggregate amount of all Investments pursuant to this subclauses (i) and (ii) shall not exceed $10,000,000 at any time outstanding (excluding any such Investments referred to in subsection (d) above), (g) Guaranty Obligations and Hedging Obligations permitted by Section 8.1, (h) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $250,000 at any one time (excluding any such Investments referred to in subsection (d) above), (i) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such dealer or customer and (j) Permitted Acquisitions.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the
                  Lenders;

                           (ii) Liens (other than Liens created or imposed under
                  ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (A) secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same, (B) have been in existence for less than 90 days or (C) are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under
                  ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments
                  (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

                           (vi) Liens on property securing purchase money
                  Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such property concurrently with or within 45 days after the acquisition thereof;

                           (vii) Liens deemed to exist in connection with
                  Investments in repurchase agreements permitted under Section 8.6;

                           (ix) normal and customary rights of setoff upon
                  deposits of cash in favor of banks or other depository institutions;

                           (x) customary reservations or retentions of title in
                  respect of inventory of any Foreign Subsidiary of the Parent under agreements with suppliers entered into in the ordinary course of business;

                           (xi) Liens on property of any Foreign Subsidiary of
                  the Parent securing Indebtedness to the extent permitted under
                  Section 8.1(f);

                           (xii) Liens existing as of the Closing Date and set
                  forth on Schedule 1.1E-1; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date (or any Property acquired in replacement or substitution of such original Property); and

                           (xiii) on and after such time as the Acquisition of
                  Gemini by the Borrower shall have been consummated, Liens existing as of the Closing Date and set forth on Schedule 1.1E-2; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date (or any Property acquired in replacement or substitution of such original Property).

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Pesos" means the lawful currency of Mexico.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pounds Sterling" means the lawful currency of the United Kingdom.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Agent to any borrower).

                  "Principals" means Mr. George T. Votis and Mr. Anastosios
         Votis.

                  "Pro Forma Basis" means, for purposes of calculating (pursuant to clause (ii)(D)(1) of the definition of "Permitted Acquisition" set forth in this Section 1.1 and utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.12 in respect of any proposed Acquisition, that (i) such Acquisition shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Investment with respect to which the Agent has received the financial statements and officer's certificate required to delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c), (ii) any Indebtedness incurred by any Consolidated Party in order to consummate such Acquisition (A) shall be deemed to have been incurred on the first day of the applicable period four fiscal-quarter period and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iii) income statement items (whether positive or negative) attributable to the Person or Property acquired in such Acquisition shall be included to the extent relating to the relevant period.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means the Stock Purchase Agreement by and among Gemini, Robert Hayberg, Carl Hunt, Monty Cochran, Phillips Patton, Robert Dehner, Crugar Tuttle, Gregory Cronkhite, Wayne Moore and Anchor Advanced Products, Inc., dated as of June 4, 1998, as amended by that certain Amendment No. 1 to Purchase Agreement dated as of June 29, 1998.

                  "Real Properties" means each of facilities and properties owned, leased or operated by any Credit Party.

                  "Register" shall have the meaning given such term in Section 11.3(d).

                  "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Related Parties", with respect to any Principal, means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust (including any related trustee), corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043(c) of ERISA, other than those events as to which the notice requirements or penalties for failure to provide notice have been waived by regulation or administrative action of the PBGC.

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least 51% of (i) the Commitments) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and LOC Obligations).

                  "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                  "Revolving Committed Amount" means FIFTY MILLION DOLLARS ($50,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 3.3(b) or Section 3.4.

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" means a promissory note the Borrower in favor of a Lender delivered pursuant to Section 2.1(d) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "Scheduled Funded Indebtedness Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Indebtedness Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" means the security agreement dated as of the Closing Date in the form of Exhibit 1.1B to be executed in favor of the Agent by the Borrower and each of the Subisidiary Guarantors, as amended, modified, restated or supplemented from time to time.

                  "Senior Note" means any one of the 11-3/4% Senior Notes due April 1, 2004 in an aggregate original principal amount of $100,000,000, issued by the Borrower, as such Senior Notes may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

                  "Senior Note Indenture" means that certain Indenture Agreement, dated as of April 2, 1997, by and among the Borrower and Fleet National Bank, as trustee, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Somomeca" means a collective reference to Somomeca Industries SARL, a French limited liability company, and its Subsidiaries.

                  "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Subordinated Note" means any one of the Series A and Series B 10-1/2% Senior Subordinated Notes issued by the Borrower pursuant to the Subordinated Note Indenture, as such Subordinated Notes may be amended, modified, restated or supplemented and in effect from time to time.

                  "Subordinated Note Indenture" means the Indenture, dated as of the Closing Date, by and between the Borrower and and State Street Bank and Trust Company, as trustee, as such Subordinated Note Indenture may be amended, modified, restated or supplemented and in effect from time to time.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                  "Subsidiary Guarantor" means each Person which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary

         Guarantor" means any one of them.

                  "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The term "Synthetic Lease" shall not include any lease classified as an operating lease in accordance with GAAP which is not considered borrowed money indebtedness for tax purposes.

                  "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Transaction" means a collective reference to (i) the merger of Moll with and into Anchor with the surviving corporation being the Borrower, (ii) the distribution by the Borrower of a 69% limited partnership interest in Reliance Products Limited Partnership, a Delaware limited partnership, to certain of the limited partners of Moll, (iii) the entering into of the Subordinated Note Indenture and the sale of the Subordinated Notes by the Borrower, (iv) the entering into of this Credit Agreement and the other Credit Documents by the Borrower and the Parent and (v) the repayment, with proceeds from the sale of the Subordinated Notes, of (A) all of the indebtedness under the Credit Suisse First Boston Facility existing as of the Closing Date, (B) the $6.6 million loan used for the acquisition of Anchor by Moll and (C) at least $13.3 million of term indebtedness of the French Subsidiaries of Moll.

                  "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amount of all Loans and LOC Obligations.

         1.2      COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Credit Parties to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the December 31, 1997 financial statements of the Consolidated Parties); provided, however, if
(a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.12 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), income statement items (whether positive or negative) attributable to any Person or Property acquired in the Transaction (i.e., Moll, Gemini and their respective Subsidiaries) or in any Acquisition contemplated by clause (ii)(D)(1) of the definition of "Permitted Acquisition" set forth in Section 1.1 shall, to the extent not otherwise included in such income statements items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed the lesser of (A) the Revolving Committed Amount and
         (B) the Borrowing Base and (ii) with respect to each individual Lender, such Lender's pro rata share of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (Charlotte, North Carolina time) (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or
         (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing to the Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. If the Borrower shall fail to specify in any such Notice of Borrowing for a Revolving Loan that will be a Eurodollar Loan an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Revolving Loans available to the Agent by 1:00 p.m. (Charlotte, North Carolina time), on the date specified in the applicable Notice of Borrowing, by deposit with the Agent (or in such other manner as the Agent may specify in writing) at the same place and account specified in Section 3.2(b) for payments by the Borrower in the Dollars and in funds immediately available to the Agent. The amount of the requested Revolving Loans will be made available to the Borrower by the Agent by 3:00 p.m. (Charlotte, North Carolina time) by crediting the account of the Borrower on the books of such office of the Agent.

                  (d) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in the face amount of its Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(d).

         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall from time to time upon request issue, in Dollars, and the Lenders shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries, from the Closing Date until the date five (5) days prior to the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that
         (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000), (ii) the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base and (iii) with respect to each individual Lender, such Lender's pro rata share of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. No Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the date five (5) days prior to the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

                  (c) Participations. Each Lender, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of

         Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the Lender received the notice regarding the unreimbursed drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC

         Documents. Notwithstanding anything to the contrary contained in this subsection (D), the Borrower shall have no obligation to reimburse the Issuing Lender in respect of any wrongful payment made by the Issuing Lender under a Letter of Credit solely as a result of acts or omissions constituting gross negligence or willful misconduct by the Issuing Lender, as determined by a court of competent jurisdiction.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
         (ii) whether any conditions specified in Section 5 are then satisfied,
         (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                  (k)      Indemnification of Issuing Lender.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Issuing Lender,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (k) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

         2.3      FOREIGN CURRENCY LOAN SUBFACILITY.

                  (a) Foreign Currency Commitment. Subject to the terms and conditions hereof, each Lender severally agrees to make available to the Borrower such Lender's

         Commitment Percentage of revolving credit loans in the Available Foreign Currency requested by the Borrower ("Foreign Currency Loans") from time to time from the date five (5) Business Days subsequent to the Closing Date until the date five (5) Business Days prior to the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided in this Credit Agreement for the purposes hereinafter set forth; provided, however, that (i) the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate amount of Foreign Currency Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the "Foreign Currency Committed Amount"); provided, further, (ii) the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed the lesser of
         (A) the Revolving Committed Amount and (B) the Borrowing Base and (iii) with respect to each individual Lender, such Lender's pro rata share of the Dollar Amount (as determined as of the most recent Determination
         Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount.

                  (b) Method of Borrowing for Foreign Currency Loan Borrowings. By no later than 11:00 a.m. (Charlotte, North Carolina time) three Business Days prior to the date of the requested borrowing of a Foreign Currency Loan, the Borrower shall submit a written Notice of Borrowing to the Agent at each office of the Agent specified in Section 3.2(b), setting forth (A) the applicable Available Foreign Currency of the requested borrowing, (B) the amount requested, (C) the date of the requested borrowing (which shall be a Business Day), (D) the Interest Period applicable to the requested borrowing and (E) certification that the Borrower has complied in all respects with Section 5.2. Each such request for borrowing shall be irrevocable. If the Borrower shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month.

                  (c) Funding of Foreign Currency Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make arrangements to cause its Commitment Percentage of the requested Foreign Currency Loans available to the Agent by 1:00 p.m., local time in the place where such deposit is required to be made, on the date specified in the applicable Notice of Borrowing, by deposit with the Agent (or in such other manner as the Agent may specify in writing) at the same place and account specified in Section 3.2(b) for payments by the Borrower in the applicable Available Foreign Currency and in funds immediately available to the Agent. The amount of the requested Foreign Currency Loans will be made available to the Borrower by the Agent by 3:00 p.m., local time in the place where such Foreign Currency Loans are to be made by crediting the account of the Borrower on the books of such office of the Agent; provided, however, notwithstanding the foregoing, the proceeds of any Foreign Currency Loan may be made available by the Agent by crediting the account of a Foreign Subsidiary of the Borrower on the books of the applicable office of the Agent; provided further, however that making the proceeds of such Foreign Currency Loan available in such manner shall not affect the Borrower's obligations hereunder with respect to such Foreign Currency Loan.

                  (d) Repayment. The principal amount of all Foreign Currency Loans shall be due and payable in full in the applicable Available Foreign Currency on the Maturity Date.

                  (e) Foreign Currency Notes. The Foreign Currency Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Schedule 2.3(d).

         2.4      CONTINUATIONS AND CONVERSIONS.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, in compliance with the terms set forth below, (b) Loans continued as, or Loans converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1, (c) except as provided in Section 3.13, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (d) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default, (e) Foreign Currency Loans may not be Base Rate Loans and (f) Foreign Currency Loans in one Available Foreign Currency may not be converted into Foreign Currency Loans in another Available Foreign Currency. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then (i) in the case of any Eurodollar Loan that is a Revolving Loan, such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto and (ii) in the case of any Eurodollar Loan which is a Foreign Currency Loan, such Loan shall be automatically continued as a Eurodollar Loan for an Interest Period of one month.

         2.5      MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan which is a Revolving Loan shall be in a minimum amount of $500,000 (and integral multiples of $50,000 in excess thereof), (b) each Base Rate Loan shall, subject to the terms of Section 2.2(e), be in a minimum amount of the lesser of $500,000 (and integral multiples of $250,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, (c) each Eurodollar Loan which is a Foreign Currency Loan shall be in a minimum amount equal to the lesser of the Foreign Currency Equivalent of $500,000 (and integral multiples of the Foreign Currency Equivalent $100,000 in excess thereof) or the remaining amount available under the the Foreign Currency Committed Amount and (d) no more than 5 Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods and in the same currency shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods and/or in different currencies, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.6      GENERAL.

         Neither the Agent nor any Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans or purchase Participation Interests hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the time to the making of any Loan that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate (or, in the case of a Foreign Currency Loan, the Interim Foreign Currency Rate).


                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1      INTEREST.

                  (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2      PLACE AND MANNER OF PAYMENTS.

                  (a) Currency of Payments. Each payment on account of an amount due from any Credit Party under this Credit Agreement or under any other Credit Document shall be made by such Credit Party to the Agent for the pro rata account of the Lenders entitled to receive such payment as provided in this Credit Agreement in the currency in which such amount is denominated. Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loans shall be payable in the same Available Foreign Currency as such Foreign Currency Loans. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable under this Credit Agreement. Each Credit Party agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable under this Credit Agreement, and shall not be affected by judgment being obtained for such amount.

                  (b) Place and Manner of Payments. Except as otherwise specifically provided in this Credit Agreement, each payment on account of an amount due from any Credit Party under this Credit Agreement or under any other Credit Document shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 3:00 p.m., local time in the place where such payment is required to be made pursuant to this subsection
         (b), on the date due at the office of the

         Agent: at (i) 101 N. Tryon Street, Independence Center, 15th Floor, NC1-001-15-01, Charlotte, North Carolina 28255 (or such other place as shall be designated in writing by the Agent), with respect to payments in Dollars; (ii) NationsBank, N.A., London, for the account of NationsBank, N.A., London (or such other place as shall be designated in writing by the Agent), with respect to payments in Pounds Sterling;
         (iii) Societe Generale, Paris, for the account of NationsBank, N.A., London (or such other place as shall be designated in writing by the Agent), with respect to payments in French Francs; (iv) Deutsche Bank, Frankfurt, for the account of NationsBank, N.A., London (or such other place as shall be designated in writing by the Agent), with respect to payments in Deutsche Marks; (v) such place as shall be designated in writing by the Agent from time to time, for the account of NationsBank, N.A., with respect to payments in Pesos; and (vi) such place as shall be designated in writing by the Agent from time to time, for the account of NationsBank, N.A., with respect to payments in Escudos. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent, the Loans, LOC Obligations, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.8, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute on the same day of receipt, such payments to the Lenders if any such payment is received prior to 3:00 p.m.; otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3      PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 3.16 and
         (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $500,000 (or the Foreign Currency Equivalent thereof) and integral multiples of $50,000 (or the Foreign Currency Equivalent thereof) in excess thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans (in the case of Revolving Loans) and then to Eurodollar Loans in direct order of Interest Period maturities. Subject to the terms of Section 5.2, amounts prepaid under this Section 3.3(a) may be reborrowed. All prepayments pursuant to this Section 3.3(a) shall be subject to Section 3.16.

                  (b)      Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time the
                  Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, the Borrower shall immediately prepay the Loans and cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause
                  (iv) below). Subject to the terms of Section 5.2, amounts prepaid under this Section 3.3(b)(i) may be reborrowed.

                           (ii) Foreign Currency Committed Amount. If on any
                  Determination Date, the Dollar Amount of the aggregate outstanding principal amounts of Foreign Currency Loans exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) the Foreign Currency Committed Amount, the Borrower shall immediately prepay Foreign Currency Loans in an aggregate Dollar Amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (iv) below). Subject to the terms of Section 5.2, amounts prepaid under this Section 3.3(b)(ii) may be reborrowed.

                           (iii) Asset Dispositions. Immediately upon the
                  occurrence of any Asset Disposition Prepayment Event, the Borrower shall immediately prepay the Loans and cash collateralize the LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts so applied) in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 8.5(v) (such prepayment to be applied as set forth in clause (iv) below).

                           (iv) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 3.3(b) shall be applied to outstanding Loans and (after all outstanding Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Prepayments of Loans shall be applied first to Base Rate Loans (in the case of Revolving Loans) and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments pursuant to this Section 3.3(b) shall be subject to Section 3.16.

         3.4      REDUCTIONS OF REVOLVING COMMITTED AMOUNT.

         Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $500,000 and in integral multiples of $50,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

         3.5      FEES.

                  (a)      Commitment Fees.

                  In consideration of the Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each Lender (based on each Lender's Commitment Percentage of the Revolving Committed Amount), a per annum fee (the "Commitment Fees") equal to the Applicable Percentage. The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                  (b)      Letter of Credit Fees.

                           (i) Standby Letter of Credit Issuance Fee. In
                  consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee shall be payable quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower and on the Maturity Date.

                           (ii) Trade Letter of Credit Drawing Fee. In
                  consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage on such Lender's Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                           (iii) Issuing Lender Fees. In addition to the Standby
                  Letter of Credit Fee and the Trade Letter of Credit Fee payable pursuant to subsections (i) and (ii) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, the customary charges from time to time to the

                  Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, for the account of the Issuing Lender and for the account of NationsBanc Montgomery Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

         3.6      PAYMENT IN FULL AT MATURITY.

                  On the Maturity Date, the entire outstanding principal balance of all Loans and LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.7      COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year, as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum non-usurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum non-usurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum non-usurious amount permitted by applicable law.

         3.8      PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.3(c)) be allocated pro rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                  (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Lender pro rata in accordance with its Commitment Percentage; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection
         (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.9      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent or the Issuing Lender;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                  FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations, and, in the case of any proceeds of Collateral, to the outstanding principal portion of any Hedging Obligations, pro rata, as set forth below;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and Hedging Obligations held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and Hedging Obligations held by all of the Lenders) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letter of Credit and (y) then, following the expiration of such Letter of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.9.

         3.10     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate (or, in the case of a Foreign Currency Loan, the Interim Foreign Currency Rate). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.10 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.10 to share in the benefits of any recovery on such secured claim.

         3.11     CAPITAL ADEQUACY.

         If, after the date hereof, any Lender has determined in good faith that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12     INABILITY TO DETERMINE INTEREST RATE; UNAVAILABILITY OF FUNDS.

                  (a) If prior to the first day of the Interest Period for any Loan, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent bad faith) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Loan for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (i) in respect of any Eurodollar Loans which are Revolving Loans, (A) such Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (C) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans and (ii) in respect of any Eurodollar Loans which are Foreign Currency Loans, (A) any such Loans requested to be made on the first day of such Interest Period shall be deemed rescinded and (B) any such Loans shall be repaid in full by the Borrower on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

                  (b) If prior to the first day of the Interest Period for any Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that deposits in any Available Foreign Currency are not available in the relevant market to any Lender, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (i) any Foreign Currency Loans denominated in such Available Foreign Currency requested to be made on the first day of such Interest Period shall be deemed rescinded and (ii) any outstanding Foreign Currency Loans denominated in such Available Foreign

         Currency shall be repaid in full by the Borrower on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Foreign Currency Loans denominated in such Available Foreign Currency shall be made or continued.

         3.13     ILLEGALITY.

                  (a) Notwithstanding any other provision herein, if (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurodollar Loans denominated in any currency or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Eurodollar Loans denominated in any currency to the Borrower, as contemplated by this Credit Agreement, then, by written notice to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist):

                           (A) such Lender may declare that Eurodollar Loans in
                  the affected currency or currencies, as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made or issued by such Lender under this Credit Agreement, whereupon any request for a Eurodollar Loan in the affected currency or currencies, as the case may be, shall, as to such Lender only, (1) if such Loan is not a Foreign Currency Loan, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn and (2) if such Eurodollar Loan is a Foreign Currency Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

                           (B) such Lender may require that all outstanding
                  Eurodollar Loans in the affected currency or currencies, as the case may be, made by it be (1) if such Loans are not Foreign Currency Loans, converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below or (2) if such Loans are Foreign Currency Loans, repaid immediately, in which event all such Foreign Currency Loans in the affected currency or currencies shall be required to be repaid in full by the Borrower as of the effective date of such notice.

                  (b) If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.16.

         3.14     REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.15 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.15(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.16. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.16, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.16 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.16 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.15     TAXES.

                  (a) Except as provided below in this Section 3.15, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.15 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower, if any, showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) (A) on or before the date of any payment by the
                  Borrower under this Credit Agreement or any Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (B) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms (including successor forms) inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) Each Lender agrees to make a good faith effort to minimize any Non-Excluded Taxes by making, funding or maintaining its Foreign Currency Loans through another lending office located in another jurisdiction so long as the making, funding or maintenance of such Foreign Currency Loans through such other office does not, in the reasonable judgment of such Lender, materially affect such Lender.

                  (d) Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.16     INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a written notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a written notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.17     EUROPEAN MONETARY UNION.

                  (a) If, as a result of the implementation of European monetary union, (i) any Available Foreign Currency ceases to be the lawful currency of its respective issuing nation and is replaced by a European single currency or (ii) any Available Foreign Currency and a European single currency are at the same time recognized by the central bank or comparable authority of the nation issuing such Available Foreign Currency as lawful currency of such nation and the Agent shall so request in a notice delivered to the Borrower, then any amount payable hereunder by the Agent or the Lenders to the Borrower, or by the Borrower to the Agent or the Lenders, in such currency shall instead be payable in the European single currency and the amount so payable shall be determined by translating the amount payable in such currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union as of the date such payment is due.

                  (b) The Borrower agrees, at the request of any Lender, to compensate such Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender (other than as a result of such Lender's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of a Lender (x) setting forth the amount or amounts necessary to compensate such Lender, (y) describing the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (c) The Borrower agrees, at the request of the Agent or the Required Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Credit Agreement (subject to obtaining the approval of the Agent and the Required Lenders) in such manner as the Agent and the Required Lenders shall reasonably specify in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.


                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into any agreement with a Credit Party giving rise to Hedging Obligations of such Credit Party and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender the timely performance of all other obligations under the Credit Documents and any agreements giving rise to Hedging Obligations of any Credit Party. This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

          The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into any agreement with any Credit Party giving rise to Hedging Obligations of such Credit Party) have been irrevocably paid in full and all Commitments under this Credit Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this guaranty. Without limiting the generality of any other provision of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Parties' Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to
Section 4.8.

         4.5      REINSTATEMENT.

          The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, (i) to the extent the obligations of any Guarantor under this Credit Agreement and the other Credit Documents shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) and (ii) in the case of any Guarantor which is a Foreign Subsidiary of the Borrower, the obligations of such Guarantor under this Credit Agreement and the other Credit Documents shall be limited to the extent necessary to cause such obligations of such Guarantor to be in compliance with the laws of such Guarantor's jurisdiction of incorporation.

         4.8      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.8 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.


                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b) Corporate Documents. Receipt by the Agent of the following:

                           (i) Charter Documents. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction.

                           (v) Incumbency. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) Personal Property Collateral. Receipt by the Agent of the following:

                           (i) searches of Uniform Commercial Code ("UCC")
                  filings in the jurisdiction of the chief executive office of each Credit Party and such other jurisdictions where Collateral is located (as reasonably determined by the Agent), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                           (iii) searches of ownership of trademarks in the
                  appropriate governmental offices and such trademark filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                           (iv) such trademark filings as requested by the
                  Agent;

                           (v) all duly executed consents as are necessary, in
                  the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

                           (vi) an appropriate pledge agreement in form
                  acceptable to the Agent in respect of the pledge by Moll Industries, LLC and Moll Plastics, LLC of at least 65% of the Capital Stock of Moll Plastics SARL, a French limited liability company.

                  (d) Opinions of Counsel. The Agent shall have received:

                           (i) a legal opinion of Choate, Hall & Stewart, dated
                  as of the Closing Date and substantially in the form of
                  Schedule 5.1(d)(i);

                           (ii) a legal opinion of Skadden, Arps, Slate, Meagher
                  & Flom LLP, dated as of the Closing Date and substantially in the form of Schedule 5.1(d)(ii);

                           (iii) a legal opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP, dated as of the Closing Date and substantially in the form of Schedule 5.1(d)(iii); and

                           (iv) a legal opinion of Gunster, Yoakley,
                  Valdes-Fauli & Stewart, P.A., dated as of the date that the Acquisition of Gemini by the Borrower is consummated and substantially in the form of Schedule 5.1(d)(iv).

                  (e) Credit Suisse First Boston Payoff Letter, etc. Receipt by the Agent of (i) a payoff letter in form and substance satisfactory to the Agent with respect to the Credit Suisse First Boston Facility and
         (ii) evidence satisfactory to the Agent that all of the Indebtedness under the Credit Suisse First Boston Facility shall have repaid in full.

                  (f) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

                  (g) Officer's Certificates. Receipt by the Agent of a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Consolidated Party is in compliance with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect and (D) immediately after giving effect to the

         Transaction, the making of the initial Loans and the issuance of the initial Letters of Credit, if any, and all the transactions contemplated by this Credit Agreement to occur on the Closing Date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists and (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

                  (h) Government Consent. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents in connection with the Transaction and the financings and other transactions contemplated hereby and the absence of any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on such financings and other transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could reasonably be likely to have such effect.

                  (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that would have or would reasonably be expected to have a Material Adverse Effect.

                  (j) Material Adverse Effect. There shall not have occurred a change since December 31, 1997 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (k) Subordinated Debt. The Borrower shall have received gross proceeds from the sale of the Subordinated Notes in an aggregate principal amount of at least $100,000,000 and not more than $130,000,000. The Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Subordinated Note Indenture as originally executed and delivered, together with all exhibits and schedules thereto.

                  (l) Solvency Opinion. Receipt by the Agent, with a copy for each Lender, of an opinion letter from Murray, Devine & Co., addressed to the Agent and each Lender, dated the Closing Date and in form and substance reasonably acceptable to the Agent, as to the Solvency of the Credit Parties on a consolidated basis immediately after giving effect to the Transaction, the making of the initial Loans and the issuance of the initial Letters of Credit, if any, and all the transactions contemplated by this Credit Agreement to occur on the Closing Date.

                  (m) Availability. After giving effect to the Transaction, the making of the initial Loans and the issuance of the initial Letters of Credit, if any, and all the transactions contemplated by this Credit Agreement to occur on the Closing Date, there shall be at least $35,000,000 of availability existing under the Revolving Committed Amount and at least $25,000,000 of availability existing under the Borrowing Base.

                  (n) Credit Agreement Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Agent.

                  (o) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2 and (iii) in the case of any continuation or conversion of a Loan, a duly executed and completed Notice of Continuation/Conversion by the time specified in Section 2.4;

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date and except for changes in facts and circumstances which are expressly permitted under Section 7 and Section 8;

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                  (d) No Bankruptcy Event. There shall not have been commenced and remain undismissed against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs;

                  (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 1997;

                  (f) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate outstanding principal amounts of Revolving Loans, LOC Obligations and Foreign Currency Loans shall not exceed the lesser of
         (A) the Revolving Committed

         Amount and (B) the Borrowing Base; and

                  (g) No Conflict with Senior Note Indenture. In the case of a Loan borrowing or Letter of Credit issuance, the incurrence of the indebtedness represented by such Loan or Letter of Credit, as the case may be, is permitted under Section 4.09 of the Senior Note Indenture.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a) (i) The audited consolidated balance sheet of Anchor Holdings, Inc. and Anchor as of December 31, 1997 and the audited consolidated statements of earnings and statements of cash flows of Anchor Holdings, Inc. and Anchor for the fiscal years ended December 31, 1996 and December 31, 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (A) have been audited by Coopers & Lybrand L.L.P., (B) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (C) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Anchor Holdings, Inc. and Anchor as of such date and for such periods.

                           (ii) The unaudited interim balance sheets of Anchor Holdings, Inc. and Anchor as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after December 31, 1997 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (A) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (B) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Anchor Holdings, Inc. and Anchor as of such date and for such periods.

                  (b) (i) The audited consolidated balance sheet of Moll (excluding Somomeca) as of December 31, 1997 and the audited consolidated statements of earnings and statements of cash flows of Moll (excluding Somomeca) for the fiscal year ended December 31, 1996 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (A) have been audited by Arthur Andersen LLP, (B) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (C) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Moll, (excluding Somomeca) as of such date and for such periods.

                           (ii) The unaudited interim balance sheets of Moll (including Moll Plastics SARL and its Subsidiaries (successors to Somomeca)) as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after December 31, 1997 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (A) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (B) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Moll (including Somomeca) as of such date and for such periods.

                  (c) The audited consolidated balance sheet of Somomeca as of December 31, 1997 and the audited consolidated statements of earnings and statements of cash flows of Somomeca for the 12-month period ended December 31, 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (A) have been audited by Arthur Andersen LLP, (B) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (C) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of Somomeca as of such date and for such periods.

                  (d) During the period from December 31, 1997 to and including the Closing Date, except as part of the Transaction, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, no purchase or other acquisition by any Consolidated Party of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, no declaration, payment or making or any dividends or other distributions upon, nor any redemption, retirement, purchase or other acquisition for value of, any of the Capital Stock of any Consolidated Party, in each case except as reflected in the foregoing financial statements or in the notes thereto or as otherwise disclosed in writing to the Lenders on or prior to the Closing Date.

                  (e) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. Since December 31, 1997, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not (x) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (y) otherwise permitted by the terms of this Credit Agreement and communicated to the Agent.

                  (c) The pro forma consolidated balance sheet of the Consolidated Parties as of the Closing Date has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not know to be incorrect or misleading in any material respect.

         6.2      NO MATERIAL CHANGE.

         Since December 31, 1997, there has been no development or event relating to or affecting a Consolidated Party which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each Consolidated Party (a) is a corporation duly incorporated, validly existing and (if relevant under the law of such Person's jurisdiction of incorporation) in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and (if relevant under the law of the applicable jurisdiction) in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4      DUE AUTHORIZATION.

         Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5      NO CONFLICTS.

         Except for matters which are listed on Schedule 6.5, neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      CONSENTS.

         Except for consents, approvals and authorizations (a) which have been obtained or (b) which are listed on Schedule 6.6, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7      ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8      NO DEFAULT.

         Except for matters which are listed on Schedule 6.5 or Schedule 6.6, no Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9      OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

         6.10     INDEBTEDNESS.

         The Consolidated Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on
Schedule 6.10-1 and Schedule 6.10-2 and (c) as otherwise permitted by this Credit Agreement.

         6.11     LITIGATION.

         Except as disclosed in Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which will have or might be reasonably expected to have a Material Adverse Effect.

         6.12     TAXES.

         Except as disclosed in Schedule 6.12, each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

         6.13     COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

         6.14     ERISA.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section

         4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan, or by more than
         (i) $1,000,000 as to any such Plan or (ii) $2,500,000 in the aggregate as to all such Plans.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Consolidated Party would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party nor any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

         6.15     SUBSIDIARIES.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the Closing Date. Information on
Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and (if relevant under the law of such Person's jurisdiction of incorporation) non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in

Schedule 6.15, as of the Closing Date no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         6.16     USE OF PROCEEDS; MARGIN STOCK.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation T, U, or X. No Consolidated Party owns any "margin stock".

         6.17     GOVERNMENT REGULATION.

         No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, No Consolidated Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18     ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 6.18 or except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (i) Each of the Real Properties and all operations of any Consolidated Party at the Real Properties are in compliance with all Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by any Consolidated Party (the "Businesses"), and there are no conditions relating to Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (ii) None of the Real Properties contains, or, to the knowledge of the Credit Parties, has previously contained, any Hazardous Materials at, on or under the Real

         Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (iii) No Consolidated Party has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened

                  (iv) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, any Consolidated Party in a manner that would reasonably be expected to give rise to liability on the part of any Consolidated Party under any Environmental Law.

                  (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any applicable Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Real Properties or the Businesses.

                  (vi) There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, except in compliance with Environmental Laws.

                  (vii) No Consolidated Party has assumed any liability of any Person under any applicable Environmental Law.

         6.19     INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

         6.20     SOLVENCY.

         Each Credit Party is (after consummation of the Transaction, the making of the initial Loans and the issuance of the initial Letters of Credit, if any, and all the transactions contemplated by this Credit Agreement to occur on the Closing Date and at all times thereafter), Solvent.

         6.21     INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

         6.22     LOCATION OF COLLATERAL.

         Set forth on Schedule 6.22(a) is a list of all locations where, as of the Closing Date, any tangible domestic personal property of a Domestic Credit Party is located, including county and state where located. Set forth on
Schedule 6.22(b) is a list of the chief executive office and principal place of business of each Domestic Credit Party as of the Closing Date.

         6.23     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.24     LICENSES, ETC.

         The Consolidated Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         6.25     NO BURDENSOME RESTRICTIONS.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

         6.26     LABOR MATTERS.

         There are no domestic collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.27     NATURE OF BUSINESS.

         As of the Closing Date, the Borrower is engaged principally in the business of designing, manufacturing and packaging molded plastics and metal products.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year (commencing with the fiscal year ending December 31, 1998) of the Borrower, a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by Arthur Andersen LLP (or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent), whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days (or 90 days in the case of the fiscal quarter ending in June, 1998) after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter) a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP (except for the absence of footnotes), subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.12 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Borrowing Base Certificates. As soon as available and in any event within 20 days (or 30 days in the case of the report for the twelfth fiscal month) after the end of each fiscal month of the Borrower, a report on the Borrowing Base, in each case as of the end of the immediately preceding month, substantially in the form of Exhibit 7.1(d), certified by the chief financial officer of Borrower to be true and correct as of such date.

                  (e) Annual Business Plan and Budgets. Within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1998, an annual business plan and budget of the Consolidated Parties on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

                  (f) Compliance With Certain Provisions of Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate, containing information regarding the amount of all Asset Dispositions that were made during the prior fiscal year.

                  (g) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of any Consolidated Party.

                  (i) Reports. Promptly upon transmission or receipt thereof,
         (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange

         Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (b) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters in the United States, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters in the United States, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (j) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Agent promptly of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to any Consolidated Party (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against any Consolidated Party which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, (ii) the institution of any proceedings against any Consolidated Party with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, which violation would have or would be reasonably expected to have a Material Adverse Effect or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan. Upon its receipt of any notice pursuant to this Section 7.1(i), the Agent will promptly notify each of the Lenders.

                  (k) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event, (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any Consolidated Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto;
         (iv) any event has occurred or failed to occur with respect to a Single Employer Plan, Multiemployer Plan or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party which would have or would be reasonably expected to have a Material Adverse Effect or (v) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Consolidated Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the Agent or the Required Lenders may reasonably request.

         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except (i) the reincorporation of Promolde LDA under the laws of a country other than Portugal,
(ii) where the failure to do so would not have a Material Adverse Effect or
(iii) as otherwise permitted by Section 8.4 or Section 8.5.

         7.3      BOOKS AND RECORDS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4      COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental
Laws), except where the failure to do so would not have or be reasonably expected to have a Material Adverse Effect.

         7.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Consolidated Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

         7.6      INSURANCE.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in accordance with normal industry practice and/or requirements of law (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are. All liability policies with respect to the Borrower and the Subsidiary Guarantors shall have the Agent, on behalf of the Lenders, as an additional insured and all casualty policies with respect to inventory owned by the Borrower or any Subsidiary Guarantor shall have the Agent, on behalf of the Lenders, as loss payee. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

         7.7      MAINTENANCE OF PROPERTY.

         Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted.

         7.8      PERFORMANCE OF OBLIGATIONS.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so will not have or be reasonably expected to have a material adverse effect on the ability of a Credit Party to perform its obligations under this Credit Agreement or the other Credit Documents.

         7.9      COLLATERAL.

                  (a) The Borrower will, and will cause each Domestic Subsidiary to, cause all of its personal property located in the United States of the nature and type described in Section 2 of the Security Agreement to be subject at all times, subject to Permitted Liens, to first priority, perfected Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request.

                  (b) Within 60 days after receipt by the Agent and the Lenders of a Borrowing

         Base Certificate delivered pursuant to Section 7.1(d) indicating that inventory of the Borrower located in Mexico constitutes for more than 1.5% of the Borrowing Base as set forth in such Borrowing Base Certificate, the Credit Parties will (i) cause all of the inventory of the Borrower located at such facility to be subject at all times to a first priority, perfected Lien in favor of the Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Security Agreement or such other additional security documents as the Agent shall reasonably request and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, waivers and/or consents of third Persons (including without the Mexican Subsidiary) necessary or desirable to establish and protect a first priority, perfected Lien in favor of the Agent (to secure the Credit Party Obligations) in such inventory, certified resolutions of the Borrower and other authorizing documents of the Borrower, favorable opinions of special Mexican counsel with respect to the perfection of the Agent's Liens in such inventory, all in form, content and scope reasonably satisfactory to the Agent.

                  (c) If, subsequent to the Closing Date, the Borrower shall acquire ownership of any material trademarks registered with the United States Patent and Trademark Office (or with respect to which an application for registration is pending with the United States Patent and Trademark Office) and used in connection with any of its inventory, the Borrower shall promptly notify the Agent of thereof and shall cause to be taken, at its own expense, such action as requested by the Agent to ensure that the Agent has a first priority perfected Lien therein to secure the Credit Party Obligations.

         7.10     USE OF PROCEEDS.

         The Credit Parties will use proceeds of the Loans solely (a) to refinance indebtedness of the Borrower and certain of its Subsidiaries existing as the Closing Date, (b) to pay fees and expenses incurred in connection with this Credit Agreement, (c) to provide for the working capital needs of the Borrower and its Subsidiaries, (d) to finance Permitted Investments by the Borrower and its Subsidiaries, including intercompany loans, (e) to enable the Borrower to make Restricted Payments to the Parent permitted under Section 8.7(vi) and (f) for general corporate purposes of the Borrower and its Subsidiaries. The Borrower will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

         7.11     AUDITS/INSPECTIONS.

                  (a) Upon at least two Business Days' notice and during normal business hours, each Consolidated Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Person's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the



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         Lenders and to discuss all such matters with the officers, employees and representatives of the Consolidated Parties. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

                  (b) Without limiting the generality of Section 7.11(a), the Credit Parties agree that the Agent's examination staff shall be permitted to conduct, at the expense of the Credit Parties, an annual field examination of the components of the Borrowing Base of such scope as shall in each instance be reasonably satisfactory the Agent.

         7.12     FINANCIAL COVENANTS.

         The Credit Parties hereby agree that:

                  (a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                           (i) for the period from the Closing Date to and
                  including the next to last day of the fiscal quarter of the Borrower ending in December, 2000, 2.00 to 1.00;

                           (ii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in December, 2000 to and including the next to last day of the fiscal quarter of the Borrower ending in December, 2001, 2.15 to 1.00; and

                           (iii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in December, 2001 and at all times thereafter, 2.50 to 1.00.

                  (b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to:

                           (i) for the period from the Closing Date to and
                  including the next to last day of the fiscal quarter of the Borrower ending in December, 1998, 4.75 to 1.00;

                           (ii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in December, 1998 to and including the next to last day of the fiscal quarter of the Borrower ending in December, 2000, 4.50 to 1.00; and

                           (iii) for the period from the last day of the fiscal
                  quarter of the Borrower ending in December, 2000 and at all times thereafter, 4.00 to 1.00.

                  (c) Minimum Net Worth. At all times Consolidated Net Worth shall be greater than or equal to the sum of ($6,000,000), increased on a cumulative basis by an amount equal to (i) as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter of the Borrower ending in September, 1998, 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended and (ii) as of the date of any Equity Issuance, 100% of the Net Proceeds of any Equity Issuance.

         7.13     ADDITIONAL CREDIT PARTIES; ADDITIONAL COLLATERAL.

         As soon as practicable and in any event within 30 days after the date that any Person becomes a direct or indirect Domestic Subsidiary of the Borrower, a Material Foreign Subsidiary or a Designated Subsidiary, the Borrower shall provide the Agent with written notice thereof and shall (a) if such Person is a Designated Subsidiary, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.13 (provided, however, if such Designated Subsidiary is a Foreign Subsidiary of the Borrower, such Joinder Agreement shall provide that the obligations of such Person under this Credit Agreement and the other Credit Documents shall be limited to the extent necessary to cause such obligations to be in compliance with the laws of such Person's jurisdiction of incorporation), (b) if such Person is a Domestic Subsidiary of the Borrower or a Material Foreign Subsidiary, cause 100% (if such Person is a Domestic Subsidiary) or 65% (if such Person is a Material Foreign Subsidiary) of the Capital Stock of such Person to be pledged to the Agent (and, to the extent such Capital Stock is certificated, delivered to the Agent together with undated stock powers signed in blank (unless, with respect to a Material Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) pursuant to an appropriate pledge agreement(s) in form acceptable to the Agent and (c) cause such Person to deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(c), all in form, content and scope reasonably satisfactory to the Agent.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) (i) Indebtedness existing as of the Closing Date and set forth on Schedule 6.10-1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness); and

                           (b) on and after such time as the Acquisition of
                  Gemini by the Borrower shall have been consummated, Indebtedness existing as of the Closing Date and set forth on
                  Schedule 6.10-2 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to the Borrower than such existing Indebtedness);

                  (c) purchase money Indebtedness (including any Capital Lease, but excluding any Operating Lease which is not a Synthetic Lease) or Synthetic Leases hereafter incurred by the Borrower to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding (excluding any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) Hedging Obligations;

                  (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.6;

                  (f) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding (excluding any such Indebtedness referred to in subsection (b) above);

                  (g) Indebtedness arising under the Senior Note Indenture and the Senior Notes (including without limitation Guaranty Obligations of any Guarantor arising thereunder or in respect thereof);

                  (h) Indebtedness arising under the Subordinated Note Indenture and the Subordinated Notes (including without limitation Guaranty Obligations of any Guarantor arising thereunder or in respect thereof); and

                  (i) other Indebtedness of the Borrower not otherwise permitted under this Section 8.1 provided that the aggregate principal amount of all such Indebtedness does not exceed $5,000,000 at any time outstanding.

         8.2      LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any Collateral, whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

         8.4      CONSOLIDATION AND MERGER.

         Except in connection with an Asset Disposition permitted by the terms of Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries or in connection with the Acquisition of Gemini pursuant to the Purchase Agreement, provided that in the case of any such merger with any of its Subsidiaries or Gemini (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default would exist, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with any other Credit Party other than the Parent or the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default would exist, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default would exist,
(d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided after giving effect to such transaction, no Default or Event of Default would exist, (e) the Borrower and the Parent may merge or consolidate with one another in connection with an Initial Public Offering if (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default would exist and (f) any wholly-owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

         8.5      ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions, unless (i) the consideration paid in connection therewith is cash or Cash Equivalents, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (iii) except for the issuance of Capital Stock by the Parent (or in the case of a merger or consolidation between the Parent and the Borrower in connection therewith, by the continuing or surviving corporation of such merger or consolidation) in connection with an Initial Public Offering permitted by the definition of "Change of Control" set forth in
Section 1.1, such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party other than the Parent and
(iv) no later than 14 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an Executive Officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 270 days (or such longer period of time as the Required Lenders shall otherwise agree in writing with respect to the proceeds of a particular Asset Disposition) following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (A) make Eligible Reinvestments or (B) prepay the Loans (and cash collateralize of LOC Obligations) in accordance with the terms of Section 3.3(b)(iii).

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable and provided that such Consolidated Party (and all of the assets of such Consolidated Party) is concurrently released from all of its obligations in respect of the Senior Note Indenture and the Senior Notes and all of its obligations in respect of the Subordinated Note Indenture and the Subordinated Notes) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

         8.6      INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make any Investments except for Permitted Investments.

         8.7      RESTRICTED PAYMENTS.

         The Credit Parties will not permit any Consolidated Party to directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make distributions to former partners of Moll for tax liabilities of such partners for periods prior to the

Closing Date in an aggregate amount not to exceed the product of (A) the taxable income of Moll for the related period and (B) the maximum combined federal, state and local income tax rates applicable to a resident of New York City,
(iii) to make dividends or other distributions payable to any Credit Party,
(iii) to redeem Senior Notes in accordance with the terms of Section 3.07(b) of the Senior Note Indenture in connection with an Initial Public Offering, (iv) to redeem Capital Stock of the Parent held by directors and employees pursuant to employment arrangements provided that all such Restricted Payments pursuant to this clause (iv) shall not in aggregate amount exceed $1,500,000 in any fiscal year, (v) dividends or other distributions by the Borrower to the Parent which are used by the Parent to make Investments of the type described in clause
(f)(i) of the definition of "Permitted Investments" set forth in Section 1.1 and
(vi) as permitted by Section 8.8 or Section 8.11.

         8.8      TRANSACTIONS WITH AFFILIATES.

         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (i) Exempt Affiliate Transactions, (ii) transactions permitted by Section 8.1(b),
Section 8.4, Section 8.5, Section 8.6 or Section 8.7, (iii) normal compensation and reimbursement of expenses of officers and directors and (iv) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9      RESTRICTIONS ON THE PARENT; OWNERSHIP OF SUBSIDIARIES.

                  (a) The Parent shall (i) not hold any assets other than the Capital Stock of the Borrower and its other direct Subsidiaries, (ii) not have any liabilities other than (A) the liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under Section 8.7 and (D) corporate, administrative and operating expenses in the ordinary course of business and (iii) not engage in any business other than (A) owning the Capital Stock of the Borrower and its other direct Subsidiaries and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging certain of its assets to the Agent, for the benefit of the Lenders, in connection herewith, (C) acting as a guarantor in respect of the Indebtedness arising under the Senior Note Indenture and the Senior Notes and (D) acting as a guarantor in respect of the Indebtedness arising under the Subordinated Note Indenture and the Subordinated Notes.

                  (b) The Borrower (i) will not permit any Person (other than the Borrower or any wholly-owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) will not permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a wholly-owned Subsidiary of the Borrower), (iii) will not permit create, incur, assume or suffer to exist any Lien thereon, in each case except (a) directors' qualifying shares, (b) if such Subsidiary merges with another

         Subsidiary of the Borrower, (c) if such Subsidiary ceases to be a Subsidiary of the Borrower (as a result of the sale of 100% of the Capital Stock of such Subsidiary) or (d) Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, will not permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         Except for the change on or before August 31, 1998 by the Foreign Subsidiaries of the Borrower incorporated in France to a fiscal year ending December 31, the Credit Parties will not permit any Consolidated Party to change its fiscal year or materially change its articles or certificate of incorporation without the prior written consent of the Required Lenders.

         8.11     PREPAYMENT OR MODIFICATION OF INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to (i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Lenders, including, but not limited to, shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or changing any subordination provision thereof, or (b) except for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Note Indenture, make (or give any notice with respect thereto) any voluntary or optional payment or any prepayment or any redemption or any acquisition for value or any defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (including without limitation any Indebtedness arising under the Senior Note Agreement and the Senior Notes and any Indebtedness arising under the Subordinated Note Indenture and the Subordinated Notes) or (ii) except for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Note Indenture, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness arising under the Subordinated
Note Indenture and the Subordinated Notes.

         8.12     LIMITATIONS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Note Indenture and the Senior Notes, in each case as in effect as of the Closing Date, (iii) the Subordinated Note Indenture and the Subordinated Notes, in each case as in effect as of the Closing Date, (iv) applicable law or (v) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

         8.13     SALE LEASEBACKS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         8.14     CAPITAL EXPENDITURES.

         The Credit Party will not permit Capital Expenditures for any fiscal year of the Borrower to exceed $20,000,000, plus (for any fiscal year other than fiscal year 1998) the unused portion of permitted Capital Expenditures for the immediately preceding fiscal year (without giving effect to any carry forward from a prior fiscal year).

         8.15     NO FURTHER NEGATIVE PLEDGES.

         Except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Senior Note Indenture and the Senior Notes, in each case as in effect as of the Closing Date, (c) pursuant to the Subordinated
Note Indenture and the Subordinated Notes, in each case as in effect as of the Closing Date and (d) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, the Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.16     OPERATING LEASE OBLIGATIONS.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $7,000,000 in any fiscal year.

         8.17     MEXICAN OPERATIONS.

         The Borrower will not maintain any of its inventory in Mexico at any location other than Matamoros, Mexico unless the Borrower shall have caused to be executed and delivered such documents, instruments and certificates, if any, as are required (in the reasonable determination of the Agent) to ensure that the Credit Parties are at all times in compliance with the terms of Section 7.9(b).

                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)      Payment.  Any Credit Party shall:

                           (i) default in the payment when due of any principal
                  of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

                           (ii) default, and such default shall continue for
                  three or more Business Days, in the payment when due of any interest on the Loans, or on any reimbursement obligations arising from drawings under Letters of Credit or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)      Covenants.  Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.4, 7.5, 7.6, 7.9, 7.10, 7.12, 7.13 or 8.1 through 8.17, inclusive; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

                  (d) Other Credit Documents. (i) Any Consolidated Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (e) Guaranties. The guaranty hereunder given by any Guarantor or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                  (f) Bankruptcy Events. Any Bankruptcy Event shall occur with respect to any Consolidated Party.

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement and other than matters which are listed on Schedule 6.5 or
         Schedule 6.6) of one or more of the Consolidated Parties in an aggregate principal amount in excess of $1,000,000 (i) a Consolidated Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable prior to the stated maturity thereof.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Consolidated Parties involving a liability of $1,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
         (ii) shall continue
         unsatisfied, undischarged and unstayed for 30 days following the last day on which such judgment, order or decree becomes final and unappealable.

                  (i) ERISA. Any of the following events or conditions, if such event or condition would cause or be reasonably expected to cause a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in
         (i) the termination of such Plan for purposes of Title IV of ERISA, or
         (ii) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; (4) any event occurring or failing to occur with respect to a Single Employer Plan, Multiemployer or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party; or (5) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (j) Senior Note Indenture. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Indenture.

                  (k) Subordinated Note Indenture. There shall occur and be continuing any Event of Default under and as defined in the Subordinated Note Indenture.

                  (l) Ownership. There shall occur a Change of Control.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints NationsBank as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit

Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and no Consolidated Party shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Consolidated Party.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Consolidated Parties. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Consolidated Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that the Agent shall not be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.10 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Credit Party may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Exhibit 11.3, to (i) any Lender, or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that any such assignment shall (i) unless to a Lender or an Affiliate of a Lender, be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Notes (but with notation thereon that it is given in substitution for and replacement of the original Notes or any replacement notes thereof). Notwithstanding the above, a Lender may assign all or a portion of its Commitments to another Lender without the consent of the Borrower and without regard to any minimum amount of such assignment.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
         (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment pursuant to Section 2.2(d)), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating and (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 3.16 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                  (d) Registration. The Agent, acting for this purpose solely on behalf of the Borrower, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) NationsBank Minimum Hold. NationsBank hereby acknowledges that it is its present intention, in absence of any Event of Default, to retain a Commitment that is no less than the Commitment of any other Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Consolidated Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES; INDEMNIFICATION.

          The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of

Moore & Van Allen, special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party and (b) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby,

         (a)      without the consent of each Lender affected thereby,

                  (i) extend the Maturity Date,

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

                  (iii) reduce or waive the principal amount of any Loan,

                  (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) except as the result of or in connection with an Asset Dissolution permitted by Section 8.5, release all or substantially all of the Collateral securing the Credit Party Obligations hereunder,

                  (vi) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
         Section 8.4, release the Borrower or substantially all of the other Credit Parties from its obligations under the Credit Documents (provided that the Agent may, without consent from any other Lender, release any Guarantor that is sold or transferred in conformance with
         Section 8.5),

                  (vii) amend, modify or waive any provision of this Section or
         Section 3.5(a), 3.5(b)(i), 3.5(b)(ii), 3.8, 3.9, 3.10, 3.11, 3.12,
         3.13, 3.14, 3.15, 3.16, 9.1(a), 11.2, 11.3 or 11.5,

                  (viii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or

                  (ix) consent to the assignment or transfer by the Borrower (or substantially all of the other Credit Parties) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

         (b) without the consent of the Agent, no provision of the second paragraph of Section 2.1(c), Section 3.5(c) or Section 10 may be amended;

         (c) without the consent of the Issuing Lender, no provision of Section
2.2 or Section 3.5(b)(iii) may be amended.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     PLEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND
         WARRANTIES.

          All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11    GOVERNING LAW; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 3 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13    TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16    BINDING EFFECT; TERMINATION OF THIS CREDIT AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when all of the conditions set forth in
         Section 5.1 have been satisfied or waived by the Lenders and when it shall have been executed by each Credit Party and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

                  (b) The Borrower and NationsBank each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of subsection (a) above, (i) all of the promissory notes executed by Anchor in connection with the Existing Credit Agreement automatically shall be canceled and (ii) the security agreement executed by Anchor in connection with the Existing Credit Agreement automatically shall be canceled.

                  (c) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit

         Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

         11.17    CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process,
(ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.17.

         11.18    JUDGMENT CURRENCY.

                  (a) Each Credit Party's obligations under this Credit Agreement to make payments in Dollars or in any available Available Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Credit Agreement.

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                                   MOLL INDUSTRIES, INC.,
                                            a Delaware corporation



                                            By:    /s/ George T. Votis
                                            Name:  George T. Votis
                                            Title: Chairman & CEO



GUARANTOR:                                  ANCHOR HOLDINGS, INC.,
                                            a Delaware corporation



                                            By:    /s/ George T. Votis
                                            Name:  George T. Votis
                                            Title: Chairman & CEO




                             [Signatures continued]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

LENDERS:                            NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Lender and in its capacity as Agent


                                    By:    /s/ Johns N. Ellington
                                    Name:  Johns N. Ellington
                                    Title: Vice-President

                                  SCHEDULE 1.1A
                             COMMITMENT PERCENTAGES


NAME OF LENDERS     COMMITMENT PERCENTAGE                   DOLLAR AMOUNT
---------------     ---------------------                   -------------

NationsBank, N.A.          100%                              $50,000,000


TOTAL:                    100.00%                            $50,000,000

                                  SCHEDULE 1.1B
                           EXISTING LETTERS OF CREDIT

                                  SCHEDULE 1.1C
                             CALCULATION OF MLA COST

         The MLA Cost for any Foreign Currency Loan denominated in Pounds Sterling made by any Lender is calculated by each Lender (and rounded upward, if necessary, to four decimal places) as the rate resulting from the application of the following formula:

         XL + S(L - D) + F x 0.01 % per annum = MLA Cost
         ------------------------
                  100 - (X/S)

         where on the day of application of the formula:

         X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the relevant Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L is the percentage rate per annum at which sterling deposits for the relevant period are offered by the relevant Lender to leading banks in the London Interbank Market at or about 11:00 a.m. (London time) on that day.

         F is the rate of charge payable by the relevant Lender to the FSA pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02 b or 2.03 b (as the case may be) shall be deemed to be zero) and expressed in pounds per pound sterling 1 million of the Fee Base of the relevant Lender.

         S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the relevant Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D is the percentage rate per annum payable by the Bank of England to the relevant Lender on Special Deposits.

         (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

         The MLA Cost attributable to a Foreign Currency Loan or other sum denominated in Pounds Sterling for any period shall be calculated at or about 11:00 a.m. (London time) on the first day of such period for the duration of such period.

         The determination of the MLA Cost in relation to any period shall in the absence of manifest error, be conclusive and binding on the parties hereto.

         If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable or the Agent otherwise determines that the above formula is inappropriate, then the Agent, following notice to the Borrower, shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties and shall apply from the date specified in such notice.

         For the purposes of this Schedule:

              The terms Eligible Liabilities and Special Deposits shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

              Fee Base has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

              Fees Regulations means, as appropriate, either:

              (a) the Banking Supervision (Fees) Regulations 1998; or

              (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

         Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or reenacted from time to time.

                                  SCHEDULE 1.1D
                              EXISTING INVESTMENTS

                                 SCHEDULE 1.1E-1
                        EXISTING LIENS (EXCLUDING GEMINI)

                                 SCHEDULE 1.1E-2
                             EXISTING LIENS (GEMINI)

                               SCHEDULE 5.1(d)(i)
                    FORM OF OPINION OF CHOATE, HALL & STEWART

                               SCHEDULE 5.1(d)(ii)
       FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (U.S.)

                               SCHEDULE 5.1(d)(ii)
      FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (FRANCE)

                               SCHEDULE 5.1(d)(iv)
        FORM OF OPINION OF GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A.

                                  SCHEDULE 11.1
                              ADDRESSES FOR NOTICE


NAME AND ADDRESS

if to any Credit Party:

Moll Industries, Inc.
1111 Northshore Drive, Suite N-600
Knoxville, Tennessee  37919
Attn:  Phyllis Best
       Chief Financial Officer
Telephone: (423) 450-5353
Facsimile: (423) 450-5379

with a copy to:

George T. Votis
President and CEO
GALT INDUSTRIES, INC.
767 Fifth Avenue, Suite 506
New York, NY  10153
Phone:   (212) 758-0770
Fax:     (212) 758-1336

if to the Agent:

NationsBank, N.A.
101 N. Tryon Street, 15th Floor
Charlotte, North Carolina  28202
Attn:  Donna Cox
Telephone: (704) 386-8102
Facsimile: (704) 386-8694

                                  EXHIBIT 1.1A

                           FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte  28255
Attention:  Agency Services*

Ladies and Gentlemen:

         The undersigned, MOLL INDUSTRIES, INC. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of June 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice that it requests [Revolving Loan advance pursuant to the provisions of Section 2.1 of the Credit Agreement] [Foreign Currency Loan advance pursuant to the provisions of Section 2.3 of the Credit Agreement], and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)      Date of Borrowing
         (which is a Business Day)

(B)      Type of Borrowing
         (Revolving or Foreign Currency)

(C)      Applicable Available Foreign Currency

(D)      Principal Amount of
         Borrowing

(E)      Interest rate basis

(F)      Interest Period and the
         last day thereof


*All original notices with respect to Foreign Currency Loans shall be sent to the address set forth in Section 3.2(b) of the Credit Agreement for payments in an Available Foreign Currency with a copy to the address set forth in Section 3.2(b) of the Credit Agreement for payments in Dollars.

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e), (f) and (g) of such Section, are true and correct. Without limiting the generality of the immediately preceding sentence, the Borrower hereby represents to the Agent and each Lender in connection with any Loan borrowing or Letter of Credit issuance that the incurrence of the indebtedness represented by such Loan or Letter of Credit, as the case may be, is permitted under Section 4.09 of the Senior Note Indenture.

                                                     Very truly yours,

                                                     MOLL INDUSTRIES, INC.

                                                     By:
                                                     Name:
                                                     Title:

                                  EXHIBIT 1.1B

                           FORM OF SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of June 26, 1998 among MOLL INDUSTRIES, INC., a Delaware corporation (the "Borrower"), each Subsidiary Guarantor (individually a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), MOLL INDUSTRIES, LLC, a Delaware limited liability company ("M.I. LLC"), MOLL PLASTICS, LLC, a Delaware limited liability company("M.P. LLC"; together with the Borrower, the Subsidiary Guarantors and M.I. LLC, individually an "Obligor", and collectively the "Obligors") which may hereafter execute a Joinder Agreement (as defined in the Credit Agreement hereinafter referred to), and NATIONSBANK, N.A., in its capacity as agent (in such capacity, the "Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Obligors, Anchor Holdings, Inc., the Lenders and the Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code on the date hereof are used herein as so defined:
         Accounts, Deposit Accounts, Inventory and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender to which Hedging Obligations are owed by an Obligor.

                  (b) In addition, the following terms shall have the following meanings:

                  "Secured Obligations": the collective reference to all of the Credit Party

         Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrower or any other Credit Party to any Lender or the Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

                  "Subsidiary Assets": (i) any and all of each Obligor's equity ownership interests in any partnership or limited liability company which is a direct or indirect Domestic Subsidiary of the Borrower on
         Schedule 1(a) attached hereto or (ii) each Obligor's equity ownership interests in Moll Plastics SARL, a French limited liability company, listed on such Schedule 1(a) (collectively, the "LLCs"), including, without limitation, (A) all related rights, title and interest to participate in the operation or management of the LLCs and all its rights to properties, assets, partnership interests and distributions under the operating, partnership or other applicable organic agreement in respect thereof (collectively, the "LLC Interests"), (B) all related rights to receive dividends, distributions or such other payments arising out of such operating, partnership or other applicable organic agreement in respect of such Obligor's LLC Interests and (C) all related General Intangibles arising out of or constituted by such operating, partnership or other applicable organic agreement in respect of such Obligor's LLC Interests.

                  "Trademark License": any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

                  "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                                    (a)     all Accounts;

                                    (b)     all Inventory;

                  (c) all Trademarks;

                  (d) all Trademark Licenses;

                  (e) all actions of infringement, including the rights to sue for and to recover and retain all damages and profits arising from past infringements concerning any Trademarks or Trademark Licenses;

                  (f) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which (i) it has an interest and (ii) a security interest may be granted) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (g) all Subsidiary Assets;

                  (h) all cash and Cash Equivalents maintained on deposit with the Agent; and

                  (i) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Trademarks or Trademark Licenses.

         3.       Provisions Relating to Accounts.

                  (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the material conditions and obligations to be observed and performed by it thereunder so long as the applicable account party is not in default in respect thereof, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Agent shall have the right, but not the obligation, to (i) subject to the terms of the immediately succeeding sentence, make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may require in connection with such test verifications and (ii) upon written request, to have the Obligors, at their own expense, cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Agent's satisfaction the existence, amount and terms of any Accounts, provided that if no Event of Default is existing, the Agent shall first obtain the consent of the Borrower (such consent not to be unreasonably withheld).

         4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

                  (a) Chief Executive Office; Books & Records. Each Obligor's chief executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on
         Schedule 4(a) hereto, and each Obligor keeps its books and records at such locations.

                  (b) Location of Collateral. The location of all Collateral owned by each Obligor is as shown on Schedule 4(b) hereto.

                  (c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except in connection with the Transaction or as set forth in Schedule 4(c) attached hereto.

                  (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing of Uniform Commercial Code financing statements, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

                  (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (f) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to the Agent and (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

                  (g) Inventory. No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                  (h) Trademarks.

                                    (i) Schedule 1(b) hereto includes all
                  Trademarks and Trademark Licenses owned by the Obligors in their own names as of the date hereof.

                                    (ii) To the best of each Obligor's
                  knowledge, each Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

                                    (iii) Except as set forth in Schedule 1(b)
                  hereto, none of the Trademarks are the subject of any licensing or franchise agreement.

                                    (iv) No holding, decision or judgment has
                  been rendered by any Governmental Authority which would limit, cancel or question the validity of any Trademark.

                                    (v) No action or proceeding is pending
                  seeking to limit, cancel or question the validity of any Trademark, or which, if adversely determined, would have a Material Adverse Effect.

                                    (vi) All applications pertaining to the
                  Trademarks of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Trademarks have been duly and properly filed and issued, and all of such Trademarks are valid and enforceable.

                                    (vii) No Obligor has made any assignment or
                  agreement in conflict with the security interest in the Trademarks of each Obligor hereunder.

         5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

                  (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

                  (c) Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver such Instrument or Chattel Paper to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                  (d) Change in Location, etc. Not, without providing 30 days prior written notice to the Agent and without filing such amendments to any previously filed financing statements as the Agent may require, (a) change the location of its chief executive office and chief place of business from the locations set forth on Schedule 4(a) hereto, (b) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b) hereto, or (c) except for transactions expressly permitted by the Credit Agreement, change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(c) attached hereto.

                  (e) Inspection. Allow the Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.11 of the Credit Agreement.

                  (f) Perfection of Security Interest. Execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure to the Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(i) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Agent may file one or more financing statements disclosing the Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Agent, its nominee or any other person whom the Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such

         Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document, any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Obligor wherever the Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Agent so requests, such Obligor agrees to notify such agents in writing of the Agent's security interest therein and, upon the Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Agent's instructions.

                  (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business.

                  (h) New Trademarks. Promptly provide the Agent with (i) a listing of all applications, if any, for new Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and
         (ii) (A) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (B) such other duly executed documents as the Agent may request in a form acceptable to counsel for the Agent and suitable for recording to evidence the security interest in the Trademark which is the subject of such new application.

                  (i) Insurance. Insure the Collateral of such Obligor as set forth in Section 7.6 of the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Agent hereunder.

         6. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1(b) of the Credit Agreement for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or the other Credit Documents. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         7.       Events of Default.

         The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

         8.       Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, to the extent not prohibited by applicable law,
         (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is delivered to the Borrower in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

                  (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Agent and (ii) the Agent or its designee may notify any Obligor's customers and account debtors that the Accounts of such Obligor have been assigned to the Agent or of the Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent's own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agent or the Lenders because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of the Agent or a Lender or its officers, employees or agents.

                  (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

                  (d) Nonexclusive Nature of Remedies. Failure by the Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

                  (e) Retention of Collateral. The Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

                  (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1(b) of the Credit

         Agreement for Revolving Loans that are Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         9. Rights of the Agent.

                  (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of
         Default:

                           (i) to demand, collect, settle, compromise, adjust,
                  give discharges and releases, all as the Agent may reasonably determine;

                           (ii) to commence and prosecute any actions at any
                  court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action
                  brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

                           (iv) receive, open and dispose of mail addressed to
                  an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                           (v) sell, assign, transfer, make any agreement in
                  respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Bank were the absolute owner thereof for all purposes;

                           (vi) adjust and settle claims under any insurance
                  policy relating thereto;

                           (vii) execute and deliver all assignments,
                  conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security

                  Agreement and in order to fully consummate all of the transactions contemplated therein;

                           (viii) institute any foreclosure proceedings that the
                  Agent may deem appropriate; and

                           (ix) do and perform all such other acts and things as
                  the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

                  (b) Performance by the Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11 hereof.

                  (c) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

         10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.8 of the Credit

Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Agent or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

         12.      Continuing Agreement.

                  (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding, any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

                  (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

         14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or such Lender, or its officers, employees or agents.

         15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         18. Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina (including Mecklenburg County, North Carolina) or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof in accordance with the notice provisions of Section 11.1 of the Credit Agreement. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

                  (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         19. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         20. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         21. Entirety. This Security Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

         23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents.

         24. Joint and Several Obligations of Obligors.

                  (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

                  (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         25. Moll Plastics SARL. Each party hereto acknowledges that the provisions of this Security Agreement shall govern in respect the pledge of shares of Moll Plastics SARL only to the extent that such provisions do not contradict the provisions of that certain Contrat De Nontissement De Parts Sociales dated as of June 26, 1998 among M.I. LLC, M.P. LLC and the Agent.

         26. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.


                  [remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

                                          MOLL INDUSTRIES, INC.,
                                          a Delaware corporation


                                          By: /s/ George T. Votis
                                          Name:   George T. Votis
                                          Title:  Chairman & CEO


                                          MOLL INDUSTRIES, LLC,
                                          a Delaware limited liability


                                          By: /s/ George T. Votis
                                          Name:   George T. Votis
                                          Title:  Chairman & CEO of
                                                  Moll Industries, Inc. Manager


                                          MOLL PLASTICS, LLC,
                                          a Delaware limited liability


                                          By: /s/ George T. Votis
                                          Name:   George T. Votis
                                          Title:  Manager


         Accepted and agreed to in Charlotte, North Carolina as of the date first above written.

                                          NATIONSBANK, N.A., as Agent



                                          By: /s/ Johns N. Ellington
                                          Name:   Johns N. Ellington
                                          Title:  Vice-President

                                  SCHEDULE 1(a)

       DESCRIPTION OF PARTNERSHIP AND LIMITED LIABILITY COMPANY INTERESTS


(a) All equity ownership interests in any partnership or limited liability company which is a direct or indirect Domestic Subsidiary of the Borrower, including without limitation the interests in Moll Industries LLC and Moll Plastics LLC listed below; and

(b) the equity ownership interests in Moll Plastics SARL, a French limited liability company, listed below (such equity ownership interests constituting approximately 65% of the total equity ownership interests in Moll Plastics SARL as of the Closing Date).


---------------------------------------    -------------------------------    ---------------------------------
                  ISSUER                              OWNER(S)                        NUMBER OF SHARES
---------------------------------------    -------------------------------    ---------------------------------

           Moll Industries, LLC                Moll Industries, Inc.                        100%
---------------------------------------    -------------------------------    ---------------------------------

            Moll Plastics, LLC                  Moll Industries, LLC                        100%
---------------------------------------    -------------------------------    ---------------------------------
                                                                                   7 shares owned by Moll
                                                                               Industries, LLC and 320 shares
            Moll Plastics SARL             Moll Industries, LLC and Moll        owned by Moll Plastics, LLC
                                                   Plastics, LLC
---------------------------------------    -------------------------------    ---------------------------------

                                  SCHEDULE 1(b)

                                   TRADEMARKS

                                  SCHEDULE 4(a)

                             CHIEF EXECUTIVE OFFICE

                                  SCHEDULE 4(b)

                             LOCATIONS OF COLLATERAL

                                  SCHEDULE 4(c)

        MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE OR USE OF TRADENAMES

                                      None

                                SCHEDULE 5(f)(i)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS


United States Patent and Trademark Office

Gentlemen:

         Please be advised that pursuant to the Security Agreement dated as of June 26, 1998 (the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and NationsBank, N.A., as Agent (the "Agent") for the lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Agent for the ratable benefit of the Lenders:


                                   TRADEMARKS

                            Description of Trademark            Date of
Trademark No.                        Item
Trademark



                             Trademark Applications

   Trademark                Description of Trademark          Date of Trademark
Applications No.                  Applied For                   Applications

         The Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

                                                     Very truly yours,

                                                     --------------------
                                                     [Obligor]

                                                     By:
                                                     Name:
                                                     Title:


Acknowledged and Accepted:

NATIONSBANK, N.A., as Agent

By:
Name:
Title:

                                 EXHIBIT 2.1(d)

                             FORM OF REVOLVING NOTE

$____________                                                    June 26, 1998

                  FOR VALUE RECEIVED, MOLL INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ____________, its successors and permitted assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at Independence Center, 15th Floor, 101 North Tryon Street (or at such other place or places as the holder hereof may designate in writing to the Borrower pursuant to the terms of the Credit Agreement), at the times set forth in the Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of _________ MILLION DOLLARS ($_________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Revolving Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Revolving Note and the Revolving Loans evidenced hereby may be assigned only in accordance with Section 11.3 of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                     MOLL INDUSTRIES, INC.

                                                     By:
                                                     Name:
                                                     Title:

                                 EXHIBIT 2.1(d)

                          FORM OF FOREIGN CURRENCY NOTE

                                                                   June 26, 1998

                  FOR VALUE RECEIVED, MOLL INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ____________, its successors and permitted assigns (the "Lender"), at the place and account specified in Section 3.2(b) of the Credit Agreement (or at such other place or places as the holder hereof may designate in writing to the Borrower pursuant to the terms of the Credit Agreement), at the times set forth in the Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Foreign Currency Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Foreign Currency Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Foreign Currency Note and the Foreign Currency Loans evidenced hereby may be assigned only in accordance with Section 11.3 of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                     MOLL INDUSTRIES, INC.

                                                     By:
                                                     Name:
                                                     Title:

                                   EXHIBIT 2.4

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

        The undersigned, MOLL INDUSTRIES, INC. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of June 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.4 of the Credit Agreement that it requests a continuation or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such continuation or conversion is requested to be made:

(A)     Date of Continuation or Conversion
        (which is the last day of the
        the applicable Interest Period)

(B)     Type of Loan (Revolving or Foreign Currency)

(C)     Applicable Available Foreign Currency

(D)     Principal Amount of
        Continuation or Conversion

(E)     Interest rate basis

(F)     Interest Period and the
        last day thereof

        In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e), (f) and (g) of such Section, are true and correct.

Very truly yours,


MOLL INDUSTRIES, INC.

By:
Name:
Title:

                                 EXHIBIT 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

        For the fiscal quarter ended _________________, ____.

        I, ______________________, [Title] of MOLL INDUSTRIES, INC. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement dated as of June 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent:

        a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

        b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.12 of the Credit Agreement as of the end of the fiscal period referred to above.

        This ______ day of ___________, ____.


                                                     MOLL INDUSTRIES, INC.

                                                     By:
                                                     Name:
                                                     Title:

                       Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

                                 EXHIBIT 7.1(d)

                          FORM OF BORROWING BASE REPORT

                                  EXHIBIT 7.13

                            FORM OF JOINDER AGREEMENT

        THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ____, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N.A., in its capacity as Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of June 26, 1998 , by and among Moll Industries, Inc., a Delaware corporation (the "Borrower"), the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

        The Credit Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

        Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

        [1. If the Subsidiary is a Designated Subsidiary, the Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Notwithstanding anything to the contrary set forth in this Section 1, if the Subsidiary is a Foreign Subsidiary of the Borrower, this Joinder Agreement shall provide that the obligations of the Subsidiary under the Credit Agreement and the other Credit Documents shall be limited to the extent necessary to cause such obligations to be in compliance with the laws of the Subsidiary's jurisdiction of incorporation.]

        [2. If the Subsidiary is a direct or indirect Domestic Subsidiary of the Borrower, the Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement and an "Obligor" for all purposes of the Security Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

         (i)

         The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth in Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

         (ii)

         The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

         (iii)

         The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not changed its name, been party to a merger, consolidation or other change in structure or used any tradenames except as set forth in Schedule 3 attached hereto.

         (iv)

         The trademarks listed on Schedule 4 attached hereto constitute all of the registrations and applications for the trademarks owned by the Subsidiary.]

         3.

         The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

         4.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         5.

         This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]


By:
Name:
Title:


Acknowledged and accepted:

NATIONSBANK, N.A., as Agent

By:
Name:
Title:

                                  EXHIBIT 11.3

                        FORM OF ASSIGNMENT AND ACCEPTANCE


        THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, ____ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

        Reference is made to the Amended and Restated Credit Agreement dated as of June 26, 1998 , as amended and modified from time to time thereafter (the "Credit Agreement") among Moll Industries, Inc., the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

        1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

        3.  Terms of Assignment

         (a)
         Date of Assignment:

         (b)
         Legal Name of Assignor:

         (c)
         Legal Name of Assignee:

        (d)
        Effective Date of Assignment:


        Commitment Percentage Assigned (expressed as a percentage set forth to at least 8 decimals) %


        (f)
        Commitment Percentage of Assignee

        after giving effect to this Assignment and Acceptance as of the Effective Date (set forth to at least 8 decimals) %

        (g)
        Commitment Percentage of Assignor after giving effect to this Assignment and Acceptance as of the Effective
        Date (set forth to at least 8 decimals) %

        (h)
        Revolving Committed Amount
        as of Effective Date                                     $_____________

        (i)
        Dollar Amount of Assignor's Commitment Percentage
        as of the Effective Date (the amount set forth in (h)
        multiplied by the percentage set forth in (g))            $_____________

        (j)
        Dollar Amount of Assignee's
        Commitment Percentage as of
        the Effective Date (the amount
        set forth in (h) multiplied by
        the percentage set forth in (f))                          $_____________

        (k)
        Total Revolving Loans outstanding
        as of Effective Date                                      $_____________

        (l)
        Principal Amount of Revolving
        Loans assigned on Effective
        Date (the amount set forth
        in (k) multiplied by the
        percentage set forth in (f))                              $_____________

        (m)
        Total Foreign Currency Loans
        outstanding as of Effective Date                          $_____________

        (n)
        Principal Amount of Foreign

        Currency Loans assigned on
        Effective Date (the amount
        set forth in (l) multiplied
        by the percentage set forth in (f))                                                          $_____________

4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Agent, if applicable, delivery to the Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 11.3(b) in connection herewith and recordation in the Register pursuant to
Section 11.3(d) of the terms hereof.

         This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.


[The remainder of this page has been left blank intentionally.]

The terms set forth above are hereby agreed to:

____________________, as Assignor

By:
Name:
Title:

_____________________, as Assignee

By:
Name:
Title:

Notice address of Assignee:

               ((Assignee))


                --------------------------
                --------------------------
                --------------------------

               Attn: _____________________
               Telephone:  (___) ________
               Telecopy:   (___) ________


CONSENTED TO (IF REQUIRED BY THE TERMS OF SECTION 11.3(b)):

NATIONSBANK, N.A.,
        as Agent

By:
Name:
Title:

MOLL INDUSTRIES, INC.

By:
Name:
Title: